Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2024 (September 16, 2024)

DH Enchantment, Inc.

.(Exact name of registrant as specified in its charter)

Nevada	000-56322	20-1415044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3/F, Yeung Yiu Chung (No.6) Industrial Building

19 Cheung Shun Street, Lai Chi Kok

Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

+ 852 34263795

Registrant’s telephone number, including area code

Unit A, 13/F, Gee Luen Factory Building 5.

316-318 Kwun Tong Road

Kowloon, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	ENMI	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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INTRODUCTORY COMMENT

DH Enchantment Inc. is a Nevada holding company with no operations of its own. DH Enchantment Inc. operates through its wholly owned subsidiaries OLS Asia Corporation, a British Virgin Island corporation (“Buyippee”), Online Logistics Services Limited, a Hong Kong private limited company (“OLS Hong Kong”) and Online Logistics Services Limited Taiwan Branch, a Taiwan private limited company (“OLS Taiwan”). Buyippee is engaged primarily in the logistics business. Buyippee’s operations are located in Hong Kong and Taiwan and are solely conducted through OLS Hong Kong and OLS Taiwan. All references in this Form 8-K to the “Company,” “we,” “us” or “our” are to DH Enchantment Inc., Buyippee, OLS Hong Kong and OLS Taiwan on a consolidated basis.

Our investors will hold common stock of DH Enchantment, Inc., the Nevada holding company that has no operations of its own, and not in OLS Hong Kong or OLS Taiwan, its operating companies. This holding company structure presents unique risks as our investors may never directly hold equity interests in our Hong Kong and Taiwan subsidiaries. Holding indirect equity interests in OLS Hong Kong and OLS Taiwan, our operating subsidiaries, is not as effective as holding a direct ownership interest as DH Enchantment, Inc. will be dependent upon contributions from our subsidiaries to finance the cash flow needs of DH Enchantment, Inc. DH Enchantment, Inc.’s ability to obtain contributions from its subsidiaries are significantly affected by regulations promulgated by Hong Kong and Taiwan authorities. Any limitation on the ability of our subsidiaries to transfer cash or assets to us could have a material adverse effect on our ability to conduct business. As a result, any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations that adversely affects our ability to transfer cash or assets may adversely affect our operations and or the value of our securities, including causing the value of our securities to significantly decline or become worthless. For a detailed description of the risks facing the Company associated with our structure, please refer to “Risk Factors- Our Hong Kong and Taiwan subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of DH Enchantment, Inc.’s common stock.” and more generally, “Risk Factors – Risk Relating to Doing Business in Hong Kong and Taiwan.”

DH Enchantment, Inc. and OLS Hong Kong, our Hong Kong subsidiary, are not required to obtain permission from Hong Kong or Chinese authorities including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to operate or to issue securities to foreign investors. DH Enchantment, Inc. and OLS Hong Kong are not subject to permission requirements from any other governmental agencies to approve Buyippee’s operations. Buyippee has received all requisite permissions to operate its business. The business of OLS Hong Kong until now is not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, given that: (i) OLS Hong Kong’s products and services are only offered to consumer and business customers in Hong Kong; (ii) OLS Hong Kong does not possess a large amount of personal information in its business operations. In addition, we believe that OLS Hong Kong is not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on Buyippee’s daily business operation, our ability to accept foreign investments and the ability of DH Enchantment, Inc. to list its securities on an U.S. or other foreign exchange. However, in light of the recent statements and regulatory actions by the PRC and Hong Kong government, such as those related to Hong Kong’s national security, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of uncertainty of any future actions of the PRC government in this regard. For example, if DH Enchantment, Inc. or OLS Hong Kong inadvertently concludes that such approvals are not required, or if applicable laws, regulations or interpretations change such that we are required to obtain approvals in the future, or if the PRC government disallows our holding company structure, these actions would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on OLS Hong Kong’s current business, accept foreign investments, and offer or continue to offer securities of DH Enchantment, Inc. to its investors. These adverse actions would likely cause the value of DH Enchantment, Inc.’s common stock to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the Chinese Securities Regulatory Commission, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of DH Enchantment, Inc.’s securities to continue to trade on the Over-the-Counter Bulletin Board, which would likely cause the value of its securities to significantly decline or become worthless. For a detailed description of the risks facing the Company’s operations in Hong Kong, please refer to “Risk Factors – Risk Factors Relating to Doing Business in Hong Kong and Taiwan.”

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There are prominent legal and operational risks associated with our operations being based in Hong Kong which could result in a material change in our operations and the value of DH Enchantment, Inc.’s securities. We are subject to risks arising from the legal system in China where there are risks and uncertainties regarding the enforcement of laws including where the Chinese government can change the rules and regulations in China and Hong Kong, including the enforcement and interpretation thereof, at any time with little to no advance notice and can intervene at any time with little to no advance notice. By way of example, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. While these regulatory actions and statements currently do not impact our business or our ability to accept foreign investments or list our securities on a U.S. or foreign exchange, the Chinese government can change its rules and regulations and the enforcement and interpretation thereof with little to no advance notice. Such changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and the Data Security Law, may target the Company’s corporate structure and negatively impact our ability to conduct business in Hong Kong, accept foreign investments, or list on an U.S. or other foreign exchange. These risks may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Please see “Risk Factors — Risks Relating to Doing Business in Hong Kong and Taiwan.”

The recent joint statement by the SEC and PCAOB, and the Holding Foreign Companies Accountable Act (HFCAA) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and the Accelerating the Holding Foreign Companies Account Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two thus reducing the time before our securities may be prohibited from trading or being delisted. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, in the event the Nigerian authorities subsequently take a position disallowing the PCAOB to inspect our auditor, then we would need to change our auditor to avoid having our securities delisted. Please see “Risk Factors- The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. This three- year period was shortened to two years upon the enactment of the Accelerating Holding Foreign Companies Accountable Act in December 2022. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register DH Enchantment, Inc.’s registration with the SEC and delist its securities from applicable trading market within the US.”

In addition to the foregoing risks, we face various legal and operational risks and uncertainties arising from doing business in Hong Kong and China as summarized below and in “Risk Factors — Risks Factors Relating to Doing Business in Hong Kong and Taiwan.”

•	Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China and Hong Kong, which could materially and adversely affect our business.
•	DH Enchantment, Inc. is a holding company and will rely on dividends paid by its subsidiaries for its cash needs. Any limitation on the ability of its subsidiaries to make payments to DH Enchantment, Inc. could have a material adverse effect on our ability to conduct business. We do not anticipate paying dividends in the foreseeable future; you should not buy stock of DH Enchantment, Inc. if you expect dividends.

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•	There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. We rely on dividends from our Hong Kong subsidiary for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Please see “Risk Factors - Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of DH Enchantment, Inc.’s common stock.”; “Risk Factors - PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand business.”; “Risk Factors - Because our holding company structure creates restrictions on the payment of dividends or other cash payments, our ability to pay dividends or make other payments is limited.” and “Transfers of Cash to and from our Subsidiaries.”
•	PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to DH Enchantment, Inc.’s operating subsidiary in Hong Kong.
•	Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.
•	We are subject to the risks arising from the legal system in China. The Chinese government can change the rules and regulations in China and Hong Kong, including the enforcement and interpretation thereof, at any time with little to no advance notice and can intervene at any time with little to no advance notice. OLS Hong Kong is currently not required to obtain approval from Chinese authorities to list on U.S. exchanges. However, if the subsidiaries of DH Enchantment, Inc. or the holding company were required to obtain approval in the future, or we erroneously conclude that approvals were not required, or OLS Hong Kong was denied permission from Chinese authorities to operate or to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange and the value of DH Enchantment, Inc. common stock would likely significantly decline or become worthless, which would materially affect the interest of the investors. There is a risk that the Chinese government may intervene or influence OLS Hong Kong’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operations and/or the value of DH Enchantment, Inc.’s securities. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers would likely significantly limit or completely hinder our ability to offer or continue to offer DH Enchantment, Inc. securities to investors and cause the value of such securities to significantly decline or be worthless. Please see “Risk Factors-We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.” and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition.”
•	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.
•	OLS Hong Kong may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. HSY may be liable for improper use or appropriation of personal information provided by our customers.
•	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.
•	PRC regulation of loans to, and direct investments in, Hong Kong entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our Hong Kong operating subsidiary.
•	Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire Hong Kong and PRC companies or to inject capital into our Hong Kong subsidiary, may limit the ability of our Hong Kong subsidiary to distribute profits to us or may otherwise materially and adversely affect us.

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•	The recent joint statement by the SEC and PCAOB, and the Holding Foreign Companies Accountable Act (HFCAA) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two thus reducing the time before our securities may be prohibited from trading or being delisted. On December 2, 2021, the U.S. Securities and Exchange Commission adopted rules to implement the HFCAA. Pursuant to the HFCAA, the Public Company Accounting Oversight Board (PCAOB) issued its report notifying the Commission that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong due to positions taken by authorities in mainland China and Hong Kong. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, in the event the Nigerian authorities subsequently take a position disallowing the PCAOB to inspect our auditor, then we would need to change our auditor to avoid having our securities delisted. Please see “Risk Factors- The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. This three-year period wase shortened to two years upon the enactment of the Accelerating Holding Foreign Companies Accountable Act in December 2022. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register DH Enchantment, Inc.’s registration with the SEC and delist its securities from applicable trading market within the US.”
•	You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of shares of our common stock.
•	We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.
•	DH Enchantment, Inc. is organized under the laws of the State of Nevada as a holding company that conducts its business through a number of subsidiaries organized under the laws of foreign jurisdictions such as Hong Kong and the British Virgin Islands. This may have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against these entities, bring actions in Hong Kong against us or our management or to effect service of process on the officers and directors managing the foreign subsidiaries.
•	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong.
•	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of PRC subsidiary, and dividends payable by a PRC subsidiary to offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Transfers of Cash to and from Our Subsidiaries

DH Enchantment, Inc. is a Nevada holding company with no operations of its own. DH Enchantment, Inc. conducts its operations in Hong Kong primarily through OLS Hong Kong and OLS Taiwan, DH Enchantment, Inc.’s subsidiaries in Hong Kong and Taiwan. DH Enchantment, Inc. may rely on dividends to be paid by its Hong Kong and Taiwan subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, to service any debt it may incur and to pay its operating expenses. In order for DH Enchantment, Inc. to pay dividends to its shareholders, it will rely on payments made from its Hong Kong and Taiwan subsidiaries to DH Enchantment, Inc. As of the date of this prospectus, DH Enchantment, Inc. does not have bank accounts. There has been no dividends, distributions or any other cash flows or transfers of assets made among the holding company or the subsidiaries and no dividends, distributions or any other cash flows or transfers of assets made to U.S. investors. Please see our consolidated financial statements beginning on page F-1 of this Current Report.

DH Enchantment, Inc. does not intend to make dividends or distributions to investors of DH Enchantment, Inc. in the foreseeable future.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

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DH Enchantment, Inc. (Nevada corporation)

Subject to the Nevada Revised Statutes and our bylaws, the board of directors of DH Enchantment, Inc. may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of the assets of DH Enchantment, Inc. will exceed its liabilities and it will be able to pay its debts as they become due. There is no further Nevada statutory restriction on the amount of funds which may be distributed by DH Enchantment, Inc.by dividend to its U.S. investors. DH Enchantment, Inc. is permitted under the Nevada laws to provide funding to its subsidiaries in Hong Kong, Taiwan and the British Virgin Islands through loans or capital contributions without restrictions on the amount of the funds.

OLS Asia Corporation (British Virgin Islands)

Buyippee is permitted under the laws of BVI to provide funding to and receive funding from DH Enchantment, Inc. and its subsidiaries through dividend distributions or other payments of cash without restrictions on the amount of the funds. There are no BVI law restrictions on Buyippee’s ability to receive and provide funding from DH Enchantment Inc. and its subsidiaries.

Online Logistics Services Limited (Hong Kong)

Online Logistics Services is permitted under the laws of Hong Kong to provide funding to and receive funding from DH Enchantment, Inc., Buyippee and OLS Taiwan through dividend distributions or other payments of cash without restrictions on the amount of the funds.  If DH Enchantment, Inc.’s Hong Kong subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. There are no HK law restrictions on Online Logistics Services’ ability to transfer cash to or receive cash from the BVI or Nevada entity in the event Online Logistics Services incurs debt.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by OLS Hong Kong. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The laws and regulations of the PRC currently may materially impact the transfer of cash from DH Enchantment, Inc. to OLS Hong Kong or from OLS Hong Kong to DH Enchantment, Inc.

PRC Laws

There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Please see “Risk Factors - Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of DH Enchantment, Inc.’s common stock.”; “Risk Factors - PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand business.”; “Risk Factors - Because our holding company structure creates restrictions on the payment of dividends or other cash payments, our ability to pay dividends or make other payments is limited.”

Current PRC regulations permit PRC subsidiaries to pay dividends to Hong Kong subsidiaries only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As of the date of this prospectus, we do not have any PRC subsidiaries.

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The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our common stock.

Cash dividends, if any, on our common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

If in the future we have PRC subsidiaries, certain payments from such PRC subsidiaries to Hong Kong subsidiaries will be subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, we do not have any PRC subsidiaries, and our Hong Kong subsidiary has not made any transfers, dividends or distributions to date. We do not expect our Hong Kong subsidiaries to make any such transfers, dividends or distributions in the foreseeable future.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by a PRC subsidiary to its immediate holding company. As of the date of this prospectus, we do not have a PRC subsidiary. In the event that we acquire or form a PRC subsidiary in the future and such PRC subsidiary desires to declare and pay dividends to our Hong Kong subsidiary, our Hong Kong subsidiary will be required to apply for the tax resident certificate from the relevant Hong Kong tax authority. In such event, we plan to inform the investors through SEC filings, such as a current report on Form 8-K, prior to such actions. See “Risk Factors – Risk Factors Relating to Doing Business in Hong Kong and Taiwan.”

Online Logistics Services Limited Taiwan Branch (Taiwan)

OLS Taiwan is permitted under the laws of Taiwan to provide funding to and receive funding from DH Enchantment, Inc. and its other subsidiaries through dividend distributions or other payments of cash without restrictions on the amount of the funds. There are no Taiwanese law restrictions on OLS’s ability to receive and provide funding from DH Enchantment Inc. and its other subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections “Description of Business,” “Risk Factors.” You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the “Company,” “we,” “us” or “our” are to DH Enchantment Inc., Buyippee, OLS Hong Kong and OLS Taiwan on a consolidated basis.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On March 29, 2024, DH Enchantment Inc., a Nevada corporation (the “Issuer”), entered into a Share Exchange Agreement with OLS Asia Corporation, a British Virgin Island corporation (“Buyippee”) and the shareholders of Buyippee (“Buyippee Shareholders”), pursuant to which the Issuer agreed to purchase from the Buyippee Shareholders an aggregate of One Thousand shares of common stock of Buyippee, representing all of the issued and outstanding securities of Buyippee. In consideration, the Issuer agreed to issue to the Buyippee Shareholders an aggregate of Twenty Billion (20,000,000,000) shares of its common stock at a per share price of $0.001 .

The acquisition consummated on September 16, 2024, however, the Issuer was only issued Three Billion of the Twenty Billion shares of common stock due to the fact that the Issuer did not have sufficient authorized shares. In connection with the acquisition of Buyippee, the Issuer agreed to effectuate a reverse stock split of its common stock whereby each 1000 shares of the Issuer’s common stock would be exchanged for 1 one share the Issuer’s common stock. The Issuer intends to effectuate the contemplated reverse stock split in the near future. Upon the effective date of the reverse stock split, the Issuer will issue the remaining balance of the shares due to the Buyippee Shareholders pursuant to the Share Exchange Agreement.

As a result of the acquisition of Buyippee, Buyippee became a wholly owned subsidiary of the Issuer. Buyippee holds 100% of Online Logistics Services Limited, a Hong Kong private limited company (“OLS Hong Kong”). OLS Hong Kong holds 100% of Online Logistics Services Limited Taiwan Branch, a Taiwan private limited company (“OLS Taiwan”).

Upon consummation of our acquisition of Buyippee, we became engaged in the online ecommerce and logistic business. Concurrently therewith, we discontinued our prior business of selling and distributing COVID-19 antigen tester sets. Shares of DH Investment Group, a British Virgin Islands corporation, and Ho Shun Yi, a Hong Kong private limited company, companies through which the prior COVID-19 antigen testing business was operated, were transferred to Sally Kin Yi Lo for nominal consideration.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

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CORPORATE HISTORY

DH Enchantment, Inc. was incorporated in the state of Nevada on July 9, 2004, under the name Amerivestors, Inc. On March 3, 2009, we changed our name to Gust Engineering & Speed Production, Inc. and on October 27, 2009, we changed our name to Energy Management International, Inc. On August 11, 2012, we changed our name to DH Enchantment, Inc., our current name.

Since inception to 2018, the Company posted periodic reports on the OTCMarkets website under the alternative reporting standard with the 12/31/2010 Quarterly Report being the last report. Thereafter, the Company ceased reporting and failed to file its Annual list due July 31, 2019 with the Nevada Secretary of State. This resulted in the revocation of the Company’s corporate charter.

In November, 2020, Barbara McIntyre Bauman in her capacity as a stockholder of the Company applied for custodianship of the Company with the District Court sitting in Clark County, Nevada (the “Court”) to revive the Company. Ms. Bauman was ultimately appointed by the Court to serve as custodian of the Company on January 11, 2021. Ms. Bauman served as the custodian until April 19, 2021, when Ms. Bauman’s motion to terminate custodianship of the Company was granted by the Court. A copy of the court records relating to the application and termination of custodianship of the Company are attached as Exhibit 99.1 hereto.

In connection with serving as the custodian, Ms. Bauman was appointed to serve as the sole executive officer and director of the Company effective January 11, 2021. Ms. Bauman subsequently returned the Company to Good Standing Status with the Nevada Secretary of State and caused the Company to re-commence posting periodic reports on the OTC Markets website under the alternative reporting standard. On March 2, 2021, the Company issued to Ms. Bauman 400,000,000 shares of common stock for repayment of related party debt totaling $6,610. On February 22, 2021, the Company issued to Ms. Bauman 3,500,000 shares of Series A Preferred Stock, for repayment of the related party debt totaling $4,403. These debts were incurred in connection with reviving and maintaining the Company.

On May 13, 2021, Ms. Bauman sold 400,000,000 shares of the Company’s common stock and 3,500,000 shares of the Company’s Series A Preferred Stock to Sally Kin Yi LO and Daily Success Development Ltd. for aggregate consideration of Three Hundred Forty Thousand Dollars ($340,000). In connection with the acquisition, Ms. Bauman resigned from her positions as Chief Executive Officer and Chief Operating Officer and Sally Kin Yi LO was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and director. It is our understanding that the purchasers are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder.

Effective July 1, 2021, Daily Success Development Limited converted 520,000 shares of its Series A Preferred Stock into 41,600,000 shares of Common Stock. As a result, Daily Success Development Limited holds 468,000,000 Common Shares (56.30%) and 1,755,000 Series A Preferred Shares (56.30%).

Effective July 1, 2021, Sally Lo converted 280,000 shares of her Series A Preferred Stock into 22,400,000 shares of Common Stock. As a result, Sally Lo holds 252,000,000 Common Shares (30.31%) and 945,000 Series A Preferred Shares (30.29%).

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Acquisition of DH Investment Group Limited (“DHIG”), Our Testing Business

On July 26, 2021, we acquired all of the issued and outstanding shares of DH Investment Group Limited, a limited liability company organized under the laws of the British Virgin Islands (“DHIG”), from its shareholders Sally Lo and Daily Success Development Limited in exchange for 100,000 shares of our Series B Preferred Stock. DHIG operates its COVID-19 antigen testing business through its wholly owned subsidiary Ho Shun Yi Limited, a limited liability company organized under the laws of Hong Kong. In connection with the acquisition, each of Sally Lo and Daily Success Development Limited received 35,000 and 65,000 shares of our Series B Convertible Preferred Stock, respectively. Each one (1) shares of the Series B Convertible Preferred Stock is convertible ten (10) shares of our Common Stock. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to the shareholders of DHIG.

Prior to the DHIG Share Exchange, the Company was considered as a shell company due to its nominal assets and limited operation. The transaction will be treated as a recapitalization of the Company.

The Share Exchange between the Company and DHIG on July 26, 2021, was deemed a merger of entities under common control for which Miss Sally Kin Yi LO is the common director and shareholder of both the Company and DHIG. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Transfer, which required the retrospective combination of the Company and DHIG for all periods presented.

On June 29, 2021, the Board of Directors of the Company approved the designation of 10,000,000 shares of Series B Convertible Preferred Stock which took effect immediately. On August 12, 2021, our Board of Directors authorized and approved the amendment and restatement of our Articles of Incorporation to: (i) change our name to DH Enchantment Inc.; and (ii) amend the powers, rights and designation of the Series A Convertible Preferred Stock; and (iii) effectuate a 5:1 reverse split, all of which are subject to final authorization by FINRA. This reverse split was abandoned by the Issuer.

Acquisition of Buyippee

On March 29, 2024, DH Enchantment Inc., a Nevada corporation (the “Issuer”), entered into a Share Exchange Agreement with OLS Asia Corporation, a British Virgin Island corporation (“Buyippee”) and the shareholders of Buyippee (“Buyippee Shareholders”), pursuant to which the Issuer agreed to purchase from the Buyippee Shareholders an aggregate of One Thousand shares of common stock of Buyippee, representing all of the issued and outstanding securities of Buyippee. In consideration, the Issuer agreed to issue to the Buyippee Shareholders an aggregate of Twenty Billion (20,000,000,000) shares of its common stock at a per share price of $0.001 .

The acquisition consummated on September 16, 2024, however, the Issuer was only issued Three Billion of the Twenty Billion shares of common stock due to the fact that the Issuer did not have sufficient authorized shares. In connection with the acquisition of Buyippee, the Issuer agreed to effectuate a reverse stock split of its common stock whereby each 1000 shares of the Issuer’s common stock would be exchanged for 1 one share the Issuer’s common stock. The Issuer intends to effectuate the contemplated reverse stock split in the near future. Upon the effective date of the reverse stock split, the Issuer will issue the remaining balance of the shares due to the Buyippee Shareholders pursuant to the Share Exchange Agreement.

As a result of the acquisition of Buyippee, Buyippee became a wholly owned subsidiary of the Issuer. Buyippee holds 100% of Online Logistics Services Limited, a Hong Kong private limited company (“OLS Hong Kong”). OLS Hong Kong holds 100% of Online Logistics Services Limited Taiwan Branch, a Taiwan private limited company (“OLS Taiwan”).

Upon consummation of our acquisition of Buyippee, we became engaged in the online ecommerce and logistic business. Concurrently therewith, we discontinued our prior business of selling and distributing COVID-19 antigen tester sets. Shares of DH Investment Group, a British Virgin Islands corporation, and Ho Shun Yi, a Hong Kong private limited company, companies through which the prior COVID-19 antigen testing business was operated, were transferred to Sally Kin Yi Lo for nominal consideration.

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The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Buyippee Business Overview

OLS Asia Corporation, a British Virgin Island corporation was incorporated on March 21, 2024. The Company’s executive office is located at 16/F, Benson Tower, 74 Hung To Road, Kwun Tong, Kowloon, Hong Kong. In addition, Buyippee has an additional office in 16/F, Benson Tower, 74 Hung To Road, Kwun Tong, Kowloon, Hong Kong. Buyippee conducts business through two subsidiaries: OLS Hong Kong and OLS Taiwan. Its customers are located primarily in Hong Kong (70%) and Taiwan (30%).

Buyippee is an ecommerce platform (Buyippee.com) that provides global online purchasing and shipping services for customers in Hong Kong seeking to shop across US, Europe, Asia and Australia with ease and comfort. Buyippee seeks to provide its users with the most cost effective one-stop shopping experience to find and buy what they want which may only be available overseas. Buyippee provides a platform for users in Hong Kong to shop from a curated selection of offline stores around the world. Buyippee chooses the overseas stores based on local consumer interests in Hong Kong market. Currently Buyippee.com allows its users to access overseas stores in the USA, Japan, United Kingdom, China, Taiwan, Australia and Germany. Buyippe serves as an online shopping portal for consumers, where they can purchase products that are not customarily available to be purchased in Hong Kong, or otherwise at a discount to prices typically offered in local Hong Kong stores.

Users search for and make product purchases from our online store at Buyippee.com using Hong Kong Dollars. Buyippee purchases the product from overseas stores using the applicable overseas currency. To mitigate risks associated with operating in foreign currencies, Buyippee charges its customers a higher foreign exchange rate and limits its purchases to merchants located in countries with a stable currency exchange rate.

To provide cost and time effective on the delivery of the purchased foreign products to purchasers in Hong Kong, Buyippee works with local regional warehouse providers at overseas service locations. All purchased items will be shipped to and collected at the local serviced warehouse, grouped together, and transported as a group to Hong Kong, which greatly reduces shipping costs. As Hong Kong is a tax free port, there is no extra cost or risk for shipping of the overseas purchased products to Hong Kong. Buyippee currently does not carry any product that is assessed import tax upon entry into Hong Kong.

Future Plans

In the future, Buyippee intends to focus on the following areas of expansion as finances and opportunities permit:

•	Expand the selection of products made available in each region, with an initial focus on fashion products. Buyippee believes that this will increase the average spend per user.
•	Expand its global transportation and warehousing service coverage through future merger and acquisitions of transportation and delivery operators in different regions to further decrease costs of delivery.
•	Expand its purchaser platform outside of Hong Kong to other major cities in Asia market.

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Market

Hong Kong has a high rate of internet and smartphone use, which is expected to reach 83.8% by 2025. The widespread digital use creates a strong base for ecommerce businesses. According to Statista, total revenue in the Hong Kong ecommerce market is projected to reach US$4,771 million in 2024, where revenue is expected to show an annual growth of 8.72%, resulting in a projected market volume of US$7,248 million by 2029. Ecommerce user penetration in Hong Kong is expected to reach 52.9% in 2024 and 73.1% by 2029.

Technology, infrastructure and operations.

We have designed our platform with enterprise-grade security, reliability, and scalability as top priorities. Our platform is built using PHP based open source technologies, deployed across geographically-distributed data centers hosted by Amazon Web Service (AWS). Our platform is subject to a rigorous set of security standards designed to ensure the security of customer data.

AWS, as one of the leading cloud computing providers, provides server hosting and security infrastructure to Buyippee.com. AWS’s global cloud computing infrastructure ensures the availability of Buyippee.com to users on a 24/7 standard.

Buyippee.com has developed its platform based on PHP, which lowers the costs of development and maintenance of its website. It also simplifies integration with many other third-party functionality, such as payment gateway, statistic tracking, and the like. We find that developers with knowledge and experience of working with PHP based platforms are widely available. As a result, we do not believe that we will experience significant challenges with finding qualified personnel to help maintain our platform or to develop future new functionality.

Our customers.

We serve retail customers in Hong Kong who registered with the Buyippee.com platform. Our platform enables customers in Hong Kong can browse and purchase products available from overseas selective stores offer through the Buyippee.com platform. Our customers pay Buyippee online with Hong Kong Dollars, with exchange rate of our payment gateway at the time of transaction made. Buyippee purchases the products on behalf of our customers at overseas with local foreign currencies.

At this time, Buyippee only purchase and deliver products from selected overseas locations to customers’ Hong Kong addresses. We may expand our services to people in other Asia and China cities in the future.

INTELLECTUAL PROPERTY AND PATENTS

We rely on, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect the “Buyippee” brand. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could increase our costs and harm our operating results.

The laws of the Taiwan, Hong Kong and PRC may not protect our brand and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in our country. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of their intellectual property rights.

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We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. We expect that our revenue will be derived principally from our operations in the PRC and Hong Kong where intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend to protect our trademarks against infringement and also seek protection of registered design and product patents.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of the Company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

COMPETITION

We operate in a highly competitive market and fragmented market. Some of our competitors include Lazada, Shoppee, EBay and Amazon. Smaller competitors include individual travelers and flight crew members that offer overseas purchasing services. We believe the principal competitive factors in our market include the following:

•	Local brand and trust;
•	Product diversity and quality from curated merchants;
•	Pricing; and
•	Reliable service through our logistics services.

Buyippee is a local company registered and with operating office in Hong Kong with our local support team. This gives customers more trust against those local individual providers. Buyippee provides local customer services to our local customers in Hong Kong, which is an additional benefit over their bigger overseas platforms.

Although we believe we compete favorably on the factors described above, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that merchant payment terms are a principal competitive factor in our market, they may become such a factor and we may be unable to compete fairly on such terms.

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EMPLOYEES

We are currently operating with 1 executive director and sole executive officer and director is located in Hong Kong.

We have the following fulltime employees located in Hong Kong and Taiwan as set forth below:

	Hong Kong	Taiwan	Total
Executive officers	1	0	1
Operational Management	4	2	6
Business Development	0	0	0
Total	5	2	7

We are required to contribute to the pension benefits for all eligible employees in Hong Kong and Taiwan between the ages of eighteen and sixty-five. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. For the years ended March 31, 2024 and 2022, the aggregate contributions made by us were $20,292 and $19,856, respectively. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

None of our employees in the Taiwan or Hong Kong are members of a trade union. We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

GOVERNMENT AND INDUSTRY REGULATIONS

Taiwan

OLS Taiwan’s activities in Taiwan are subject to the laws and regulations of Taiwan governing businesses in general, including labor, occupational safety and health, contracts, tort and intellectual property.

Personal Data Protection Laws in Taiwan

Under the Taiwan Personal Data Protection Act (“PDPA”), each individual or governmental or non-governmental agencies, including our affiliate in Taiwan, should be subject to certain requirements and restrictions for collecting, processing or using personal data. The definition of “personal data” is extended to cover a broad scope, including name, birthday, ID, special features, fingerprints, marriage status, family, education, occupation, medical records, medical history, genetic information, sex history, health examination report, criminal records, contact information, financial status, social activities, and any other data which is sufficient to directly or indirectly identify a specific person. Due to the nature of the use of medical devices, our operation and the operation of our partners might collect, process, or use the data pertaining to a person’s medical records and healthcare, genetics (collectively, sensitive data), which is subject to stricter scrutiny. Generally, we can only obtain such sensitive data when the person consents in writing or electronically. Furthermore, in September 2021, the TFDA published the draft bill of Regulations Governing Security Measures of the Personal Information File for the Business of Wholesale of Medical Devices and Retail Sale of Medical Apparatus authorized under the PDPA, which requires the medical devices wholesalers and retailers to adopt necessary data security/protection measures, and establish prevention and reporting mechanisms in relation to any data breach. The draft bill also empowers the TFDA to conduct regular inspections and audits. If we fail to comply with the PDPA, we may be subject to serious punishment for civil claims, criminal offenses and administrative liabilities: the ceiling of the aggregate compensation amount for damages payable in a single case will be up to NT$200,000,000 or the actual value of loss arising from our violation provided the amount of actual value of such loss is higher than NT$200,000,000; the defendant may be subject to an imprisonment of up to five years; and the penalty for administrative liabilities will be up to NT$500,000 for each violation, and may be imposed consecutively if such violation continues.

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Regulations on Intellectual Property Rights

Patent Protection

Pursuant to the Taiwan Patent Act, amended on May 4, 2022, there are three types of patents in Taiwan: invention patents, utility model patents, and design patents. The respective patent terms are 20, 10, and 15 years, all calculated from the filing date of a patent application, while the patent rights are actionable from the issue date of the patent. An extension of patent term of a maximum of 5 years is possible for invention patents involving pharmaceuticals, agrichemicals, or manufacturing processes thereof to compensate for the regulatory delay caused by marketing authorization procedures.

In terms of the infringement disputes of a patent, the civil division of the Intellectual Property Court (“IP Court”) hears civil actions relating to patent infringement. If the defendant of an infringement action challenges the validity of the disputed patent as a defense, the civil division will deal with the infringement and validity issues simultaneously. However, any person who intends to invalidate the disputed patent in all aspects must file revocation proceedings (invalidation action) with the TIPO. Decisions of the TIPO in an invalidation action can be appealed to the Ministry of Economic Affairs, and subsequently to the IP Court by way of filing an administrative lawsuit.

Copyright

The Taiwan Copyright Law provides that original copyrightable works shall enjoy exclusive rights automatically upon their completion, with no form of registration required. The competent authority for the application and registration of trademarks is the Taiwan Intellectual Property Office (“TIPO”) under the Ministry of Economic Affairs. A copyrighted work is protected throughout the author’s lifetime and 50 years after.

As a copyright holder, when enforcing a copyright, bears the burden of proving the copyright ownership (and sometimes even the creation time of the copyright, if such issue is being raised), it is recommended to preserve relevant evidence by having it notarized by a notary public. For important copyrighted work, it is recommendable to obtain a copyright certificate issued by a copyright owners’ organization so as to serve as prima facie evidence of the completion and ownership of the copyright. However, it is important to note that such private organizations do not and cannot conduct any substantive examination of the copyrightability of a work. Therefore, when a work’s copyrightable is being challenged, only a court will have a final say over such dispute on a case-by-case basis.

Trademarks

Trademark rights in Taiwan are governed by the Trademark Act. The competent authority for the application and registration of trademarks is the TIPO. Types of protection include trademarks, certification marks, collective membership marks and collective trademarks. The trademarks which were registered are protected for 10 years from publication in the Trademark Gazette. This term may be extended successively every 10 years via application for renewal.

Trade Secrets

The Taiwan Trade Secret Act mainly governs the following items: (1) the required elements of a trade secret; (2) ownership of a trade secret; (3) the licensing of a trade secret; (4) misappropriation of a trade secret; (5) the civil remedy and criminal penalty for the misappropriation of a trade secret; (6) the issuance of a protective order during criminal investigation. Pursuant to the Trade Secret Act, the information that can be protected under the Trade Secret Act is defined as any method, technique, process, formula, program, design, or other information that may be used in the course of production, sale or operation, and must meet the following requirements: (1) secrecy; (2) economic value; and (3) reasonable measures to maintain secrecy. Under the Trade Secret Act, the types of misappropriation include acquisition, use and divulging of a trade secret by unlawful means. The Trade Secret Act provides civil remedies and criminal penalties for trade-secret misappropriation.

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Regulations on Consumer Protection

In Taiwan, the main regulation governing the consumer protection is the Consumer Protection Act. Pursuant to the Consumer Protection Act, a manufacture shall be liable for any damage caused by its products, unless it is able to prove that the products have met and complied with the contemporary technical and professional standards of reasonably expected safety requirements prior to the launching of such products into the market. Furthermore, if the products may endanger consumers’ lives, bodies, health or property, they shall be labelled in a conspicuous place with a warning and the methods for emergency handling of such danger. If an enterprise fails to perform its labelling obligations in this regard, it will be held liable for the damage caused thereby.

Regulations on Foreign Currency Exchange

The principal regulation governing foreign currency exchange in Taiwan is the Foreign Exchange Regulation Act, amended on April 29, 2009. Pursuant to the Foreign Exchange Regulation Act, Taiwan Dollars amounting under the amount of NTD$500,000 are freely convertible no matter what transaction they are in relation with. On the other hand, the transactions involving NTD$500,000 or more or its equivalent in foreign currency shall fulfill certain obligations as provided in the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions.

Under the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions, for those foreign exchange transactions which amounts more than NTD$500,000 and relates to the sales of goods or provision of services, such transaction shall be declared through filing a declaration statement. For those foreign exchange transactions which are not related to the sales of goods or provision of services, ranging from NTD$500,000 to US$ 50 million, such transaction shall be declared through filing a declaration statement, and providing supporting documents, such as contracts or letters of approval, to the bank. For those foreign exchange transactions which are not related to the sales of goods or provision of services, amounting more than USD 50 million, such transaction shall be declared through filing a declaration statement, providing supporting documents to the bank, and obtaining the approval of the Central Bank of Taiwan.

Though Taiwan government has promulgated the Regulations Governing Foreign Exchange Control on July 2, 1997, pursuant to the Foreign Exchange Regulation Act, the requirements for the government to implement those foreign exchange control measures should be subject to either of the following conditions: (1) When the domestic or foreign economic disorder might endanger the stability of the domestic economy; and (2) When this country suffers a severe balance of payments deficit. From the past history, Taiwan government only implemented those foreign exchange control measures once in 1997 during the Asian Financial Crisis.

Regulations on Dividend Distribution

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company shall not pay dividends unless its losses have been covered and statutory reserve funds has been set aside, which should be 10% of the company’s after-tax net profits. However, in the event that the company’s statutory reserve funds have reached the total amount of the company’s capital, the company does not need to set aside any amounts for its statutory reserve funds. If the company has no net profits, in principle, it shall not pay dividends.

Regulations on Employee Stock Incentive Plan

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may choose to implement the employee stock incentive plan through five kinds of strategies: (1) employee stock compensation, (2) employee stock option certificates, (3) employee subscription of new shares using cash as consideration, (4) treasury shares transferred to employees, (5) employee restricted share units. After the amendment of the Company Act on August 1, 2018, transferring the company’s securities to the employees of the company’s parent company or its subsidiaries under the employee stock incentive plan is also permitted by law.

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Regulations on Employment and Social Insurance

The labor law in Taiwan is regulated mainly by the Labor Standards Act, amended in June 2020. The Labor Standards Act governs the terms and conditions of employment such as working hours, holidays, rest periods, wages, overtime, leave, and termination of employment. According to Labor Standard Act, an employer is required to reach an agreement on salary with the employees, in which the agreed salary shall meet with the minimum amount set by the competent authority. Violations of the Labor Standards Act may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

In order to protect workers’ safety and health and to prevent occupational accidents, the employers in Taiwan are also required to comply with the Occupational Safety and Health Act. According to the Occupational Safety and Health Act, the employer shall arrange safety equipment to prevent any emergency. In addition, the employer shall provide safety education and trainings for the employees which shall enable the employees to protect themselves when any accident occurs.

Taiwan governmental authorities have passed a variety of laws and regulations regarding social insurance and employee’s pension from time to time, including, among others, the Labor Insurance Act, the National Health Insurance Act, the Labor Pension Act, and the Employment Insurance Act. Pursuant to these laws and regulations, Taiwan companies must make contributions at specified levels for their employees to the relevant social insurance and pension funds. Failure to comply with such laws and regulations may result in various fines and legal sanctions.

Regulations on Taxation

According to the Taiwan Income Tax Act, a company incorporated in Taiwan is a Taiwan tax resident and will be subject to 20% corporate income tax on its worldwide income. A non-resident company will be subject to 20% corporate income tax on its Taiwan-sourced income. If a resident company does not distribute its financial earnings generated in a year to its shareholders by the end of the following year, a surtax of 5% would be imposed on the undistributed earnings.

Effective from 2020, the Taiwan Statute for Industrial Innovation was amended, which extends the tax incentive by 10 years until December 31, 2029 for research and development (“R&D”) expenditure. Under the tax incentive program, a company conducting qualifying R&D activities may select one of the following incentives: (i) up to 15% of qualifying R&D expenses may be credited against corporate income tax payable in the current year; or (ii) up to 10% of qualifying R&D expenses may be credited against corporate income tax payable in the year expenses incurred and carried forward for the next 2 years. In addition, if a company uses NTD 1 million or more of its undistributed earnings to construct or purchase buildings, software or hardware equipment, or technology for use in production or operation within 3 years from the year such earnings are derived, such investment amounts may be deducted from the undistributed earnings in calculation of the current year’s undistributed earnings for assessment of surtax imposed on undistributed earnings from the year 2018.

The alternative minimum tax (“AMT”) imposed under the Taiwan Income Basic Tax Act is a supplemental income tax which applies if the amount of regular income tax calculated pursuant to the Taiwan Income Tax Act and relevant laws and regulations is below the amount of basic tax prescribed under the Taiwan Income Basic Tax Act. The taxable income for calculating AMT includes most income that is exempt from income tax under various legislations, such as capital gains from qualified securities and future transactions. The prevailing AMT rate for business entities is 12%.

According to the Taiwan Income Tax Act, a withholding tax rate of 21% shall generally be applicable to dividends distributed to non-Taiwan resident enterprise/individual investors. The withholding tax on the dividends may be reduced pursuant to a tax treaty between Taiwan and the jurisdictions in which the non-Taiwan shareholders reside. Taiwan currently has a treaty network with 34 countries.

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Hong Kong

OLS Hong Kong’s operations in Hong Kong are subject to the laws and regulations of Hong Kong governing businesses concerning, in particular labor, occupational safety and health, contracts, tort and intellectual property. Furthermore, we need to comply with the rules and regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers or clients. As the information of our potential customers or clients is preserved in Hong Kong, we need to comply with the Hong Kong Personal Data (Privacy) Ordinance.

China

OLS Hong Kong is also subject to the laws and regulations of China governing foreign exchange regulations which limit our ability to convert foreign currency into Renminbi, acquire PRC companies, or make dividend payments to Buyippee.

PRC Regulations on Tax

Enterprise Income Tax

The EIT Law was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2017. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In February 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or SAT Circular 24, effective April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

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In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued a Notice Concerning Withholding Income Tax of Non-Resident Enterprise, or SAT Notice No. 37, which abolishes Circular 698 and certain provisions of Circular 7. SAT Notice No. 37 reduces the burden of the withholding obligator, such as revocation of contract filing requirements and tax liquidation procedures, strengthens the cooperation of tax authorities in different places, and clarifies the calculation of tax payable and mechanism of foreign exchange.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction and lease of immovable, selling immovable, transferring land use rights, selling and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively.

Dividend Withholding Tax

The EIT Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

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PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Failure to make the required contributions shall result in late payment fines computed from the due date at the rate of 0.05% per day; where payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. Buyippee and its subsidiaries have not registered at the designated administrative centers nor opened bank accounts for depositing employees’ housing funds. It also has not deposited employees’ housing funds. Buyippee may be ordered by the housing provident fund management center to complete the registration formalities, open bank accounts, make the payment and deposit within a prescribed time limit if it becomes subject to PRC laws. Failing to register or open bank accounts at the expiration of the time limit could result in fines of not less than RMB10,000 nor more than RMB50,000. And an application may be made to a people’s court for compulsory enforcement if payment and deposit has not been made after the expiration of the time limit.

PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, RMB is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade and services related foreign exchange transactions, by providing commercial documents evidencing such transactions.

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Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB 300,000 on an institution or less than RMB 50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

We cannot assure that our PRC beneficial shareholders have completed registrations in accordance with Circular 37.

Circular 19 and Circular 16

Circular 19 was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015. According to Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises, meaning the monetary contribution confirmed by the foreign exchange authorities or the monetary contribution registered for account entry through banks, shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution have been confirmed by the local foreign exchange bureau, or for which book-entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign capital will be kept in a designated account and if a foreign-invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank.

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Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi it obtained from foreign exchange settlement shall not be used for the following purposes:

•	directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;
•	directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;
•	directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; or
•	directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign-invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi capital converted from foreign currency-denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi capital shall not be provided as loans to non-affiliated entities.

PRC subsidiaries’ distributions to their offshore parents are required to comply with the requirements as described above.

PRC Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

PRC Regulation of Dividend Distributions

The principal laws, rules and regulations governing dividend distributions by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations, the Chinese-foreign Cooperative Joint Venture Law and its implementation regulations, and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside a general reserve of at least 10% of their after-tax profit, until the cumulative amount of such reserve reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

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INSURANCE

We maintain insurance policies that we consider to be in line with market practice and adequate for our business. We currently maintain insurance for adverse events in clinical trials as we estimate the risk exposure to be minimal. We currently do not maintain product liability insurance or key person insurance.

CORPORATE INFORMATION

Our corporate and executive office is located at Unit A, 13/F, Gee Luen Factory Building 5, 316-318 Kwun Tong Road, Kowloon, Hong Kong , telephone number +852-26213288 .. In addition to the Hong Kong administrative office of DH Enchantment Inc., Buyippee currently has offices located in Hong Kong and Taiwan as more fully set forth in the section entitled “Real Properties.”

NEAR-TERM REQUIREMENTS FOR ADDITIONAL CAPITAL

We believe that we will require approximately $2,000,000 over the next 12 months and an additional $3,000,000 for the twelve months following to implement our business plan. For the immediate future, we intend to finance our business expansion efforts through loans and investments from existing shareholders, financial institutions and investors.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Related to Doing Business in Taiwan, Hong Kong and China

We face the risk that the policies of China towards Taiwan could have a significant impact on our business in Taiwan.

OLS Taiwan, one of our two operating subsidiaries, is located in Taiwan. Taiwan’s economy is highly dependent upon the demand from China and Hong Kong. Accordingly, our business, financial condition and results of operations and the market price of our ordinary shares may be affected by changes in governmental policies, taxation, growth rate, inflation rate or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan. Taiwan is facing increasingly tense geopolitical relationships with China. If tensions between the two nations increase, China may implement policies and actions including economic sanctions and possible military action against Taiwan. Past developments related to the interactions between China and Taiwan, especially in relation to trade activities such as bans on exports of goods from time to time, have on occasions depressed the transactions and business operations of certain Taiwanese companies and overall economic environment. We cannot predict whether there will be an escalation of the tensions between PRC and Taiwan which would lead to new bans or tariffs on exports or even conflict. Any conflict which threatens the military, political or economic stability in Taiwan could have a material adverse effect on our current or future business and financial condition and results of operations.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in Taiwan, Hong Kong and the PRC and the profitability of such business.

We have conducted and expect to continue to conduct our operations and generate revenue in Taiwan, Hong Kong, S.A.R. and China Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic and geopolitical conditions in Hong Kong and Taiwan. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Further, we cannot assure you that tensions between the PRC government and Taiwan will alleviate. Our interests may be adversely affected by changes in policies by the PRC government, including:

•	changes in laws, regulations or their interpretation especially with respect to Hong Kong and Taiwan;
•	confiscatory taxation;
•	restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise;
•	expropriation or nationalization of private enterprises;
•	Military action against Taiwan; and
•	the allocation of resources.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Taiwan and Hong Kong and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in Hong Kong may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. These policies may be extended to apply to companies that operate in Hong Kong.

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There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges. However, to the extent that the Chinese government exerts more control over offerings conducted overseas and/or foreign investment in China-based issuers over time and if our Hong Kong/PRC subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Hong Kong may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Given that the Chinese government may intervene or influence our operations at any time, it could result in a material change in our operation and the value of our common stock. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

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Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which were available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which require operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. While we believe that our operations are not affected by this, as these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. This three-year period wase shortened to two years upon the enactment of the Accelerating Holding Foreign Companies Accountable Act in December 2022. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

On December 28, 2019, the newly amended Securities Law of the PRC (the “PRC Securities Law”) was promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (“Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. Our principal business operation is conducted in Hong Kong. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, as Article 177 is a recently promulgated provision, it remains unclear as to how it will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer’s public accounting firm within three years. This three-year period wase shortened to two years upon the enactment of the Accelerating Holding Foreign Companies Accountable Act in December 2022. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US.

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We are also subject to other risks and uncertainties that affect many other businesses which are unpredictable and in certain instances are outside of our control, including:

•	increasing costs, the volatility of costs and funding requirements and other legal mandates for employee benefits, especially pension and healthcare benefits;
•	the increasing costs of compliance with federal, state and foreign governmental agency mandates (including the Foreign Corrupt Practices Act) and defending against inappropriate or unjustified enforcement or other actions by such agencies;
•	the impact of any international conflicts on the U.S. and global economies in general, the transportation industry or us in particular, and what effects these events will have on our costs or the demand for our services;
•	any impacts on our business resulting from new domestic or international government laws and regulation;
•	market acceptance of our new service and growth initiatives;
•	the impact of technology developments on our operations and on demand for our services;
•	governmental underinvestment in transportation infrastructure, which could increase our costs and adversely impact our service levels due to traffic congestion or sub-optimal routing of our vehicles;
•	widespread outbreak of an illness or any other communicable disease, or any other public health crisis;
•	availability of financing on terms acceptable to our ability to maintain our current credit ratings, especially given the capital intensity of our operations;
•	the impact of cyberattacks and security breaches on our platform or our third-party partners;
•	the impact on our business due to the system failure of our platform or our third-party partners;
•	our ability to attract, maintain, and grow our collector base and engage our collectors;
•	pricing for our products and services;
•	our ability to diversify and grow our services revenue;
•	macroeconomic conditions;
•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;
•	our ability to attract and retain talent; and
•	our ability to compete with our competitors.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We may rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. However, trade secrets are difficult to protect. We limit disclosure of such trade secrets where possible but we also seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who do have access to them, such as our employees, contract manufacturers, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and may unintentionally or wilfully disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Moreover, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

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Risks Related to Our Operations.

We have experienced significant growth in recent periods, and our recent growth rates may not be indicative of our future growth.

We have experienced significant growth in recent years. In future periods, we may not be able to sustain revenue growth consistent with recent history, or at all. We believe our revenue growth depends on a number of factors, including:

•	our ability to attract new customers and retain and increase sales to existing customers;
•	our ability to maintain and expand our relationships with our partners;
•	our ability to, and the ability of our partners to, successfully implement our platform, increase our existing customers’ use of our platform, and provide our customers with excellent customer support;
•	our ability to increase the number of our partners;
•	our ability to develop our existing platform and introduce new functionality to our platform;
•	our ability to expand into new markets and internationally; and
•	our ability to earn revenue share and customer referrals from our partner ecosystem.

We may not accomplish any of these objectives and, as a result, it is difficult for us to forecast our future revenue or revenue growth. If our assumptions are incorrect or change in reaction to changes in our market, it may be difficult to achieve and maintain profitability. You should not rely on our revenue for any prior periods as any indication of our future revenue or revenue growth.

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform. If we are not able to generate traffic to our website through digital marketing our ability to attract new customers may be impaired.

Our ability to increase our customer base and achieve broader market acceptance of our ecommerce platform will depend on our ability to expand our marketing and sales operations. We plan to continue expanding our sales force and strategic partners, both domestically and internationally. We also plan to continue dedicating significant resources to sales and marketing programs, including search engines and other online advertising. The effectiveness of our online advertising may continue to vary due to competition for key search terms, changes in search engine use, and changes in search algorithms used by major search engines and other digital marketing platforms. Our business and operating results will be harmed if our sales and marketing efforts do not generate a corresponding increase in revenue. We may not achieve anticipated revenue growth from expanding our sales force if we are unable to hire, develop, and retain talented sales personnel, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing programs are not effective.

If the cost of marketing our platform over search engines or other digital marketing platforms increases, our business and operating results could be adversely affected. Competitors also may bid on the search terms that we use to drive traffic to our website. Such actions could increase our marketing costs and result in decreased traffic to our website.

Furthermore, search engines and digital marketing platforms may change their advertising policies from time to time. If these policies delay or prevent us from advertising through these channels, it could result in reduced traffic to our website and subscriptions to our platform. New search engines and other digital marketing platforms may develop, particularly in specific jurisdictions, that reduce traffic on existing search engines and digital marketing platforms. If we are not able to achieve prominence through advertising or otherwise, we may not achieve significant traffic to our website through these new platforms and our business and operating results could be adversely affected.

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We store and process confidential information, including personal information of our customers and their shoppers. If we or our third-party providers fail to protect the security of this information and/or experience a data security incident, our reputation may be harmed and we may be exposed to material financial penalties and legal liability, which could materially adversely affect our business, results of operations, and financial condition.

We rely on onsite and cloud-based computer systems, hardware, software, technology infrastructure and networks for both internal and external operations that are critical to our business (collectively, “IT Systems”). We own and manage some of these IT Systems but also rely on third parties for a range of IT Systems and related products and services, including but not limited to cloud computing services and the network security systems. We and certain of our third-party providers collect, maintain, transmit, process or store data about our employees, our partners, our customers, and their shoppers, including personal information, payment card information, and proprietary information belonging to our business such as trade secrets (collectively, “Confidential Information”). Third-party applications available on our platform and mobile applications may also store Confidential Information. We generally cannot and do not proactively monitor the content that our customers upload or the information provided to us through the applications integrated with our ecommerce platform; therefore, we do not control the substance of the content on our servers, which may include Confidential Information.

Cyberattacks and other malicious internet-based activity continue to increase, and cloud-based platform providers are expected to continue to be targeted, as threat actors are becoming increasingly sophisticated in using techniques and tools—including artificial intelligence—that circumvent security controls, evade detection and remove forensic evidence. We face numerous and evolving cybersecurity risks that threaten the confidentiality, integrity and availability of our IT Systems and Confidential Information, including from diverse threat actors such as state-sponsored organizations, attackers, and hacktivists, as well as through diverse attack vectors, such as social engineering/phishing, malware (such as viruses, worms, and ransomware), employee theft or misuse, action or inaction by our employees or contractors, human or technological error, denial-of-service attacks, malicious code embedded in open-source software, or misconfigurations, bugs or other vulnerabilities in commercial software that is integrated into our (or our suppliers’ or service providers’) IT Systems, products, or services. As a result, despite our efforts to create security barriers to such threats, we cannot entirely mitigate these risks. We and our third-party partners and service providers also may face difficulties or delays in identifying, remediating or otherwise responding to, cyberattacks and other security breaches and incidents. As we rely on third-party and public-cloud infrastructure, we depend in part on third-party security measures to protect against unauthorized access, cyberattacks, and the mishandling of Confidential Information. We and certain of our third-party providers have been subject to cyber-attacks and attempts in the past and will continue to be subject to such attacks in the future. Though no such incident to date has had a material impact on our business, we cannot guarantee that we will not experience material or adverse effects from any future incident. We have incurred substantial costs in efforts to protect against and address potential impacts of security breaches and incidents, and anticipate doing so in the future. Nevertheless, while we employ a number of security measures designed to prevent, detect, and mitigate potential harm to our platform, there can be no assurance that our cybersecurity risk management program and processes, including our policies, controls or procedures, will be fully implemented, complied with or effective in protecting our IT Systems and Confidential Information. Any adverse impact to the availability, integrity or confidentiality of our IT Systems or Confidential Information could have significant costs, including regulatory enforcement actions, litigation (such as class actions), litigation indemnity obligations, civil or criminal penalties, operational changes, remediation costs, network downtime, increases in insurance premiums, and reputational damage. Any or all of the foregoing could materially adversely affect our business, results of operations, and financial condition.

Many companies that provide these services have reported a significant increase in cyberattack activity in recent years. Remote and hybrid working arrangements at our company (and at many third-party providers) may also increase cybersecurity risks due to the challenges associated with managing remote computing assets and security vulnerabilities that are present in many non-corporate and home networks.

Even if a data breach did not arise out of our action or inaction, or if it were to affect one or more of our competitors or our customers’ competitors, rather than us, the resulting concern could negatively affect our customers and our business. Concerns regarding data privacy and security may cause some of our customers to stop using our platform. In addition, failures to meet our customers’ or shoppers’ expectations with respect to security and confidentiality of their data and information could damage our reputation and affect our ability to retain customers, attract new customers, and grow our business.

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Our failure to comply with legal, contractual, or standards-based requirements around the security of personal information could lead to significant fines and penalties, as well as claims by our customers, their shoppers, or other stakeholders. Moreover, we may acquire companies with cybersecurity vulnerabilities and/or unsophisticated security measures, which exposes us to significant cybersecurity, operational, and financial risks. If we acquire companies that do not have security measures that are as robust as the measures we have in place, the risk of fines and penalties may increase. Any such proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability or injunctive relief, divert management’s time and attention, increase our costs of doing business, and materially adversely affect our reputation and the demand for our platform. Any material interruptions or failures in our payment related systems could have a material adverse effect on our business, results of operations and financial condition. If we or our service providers are unable to comply with the security standards established by banks and the payment card industry, we could be liable to our partners, the payment card associations, our customers, their shoppers and consumers with whom we have a direct relationship. In addition, we could be subject to fines and higher transaction fees, face regulatory or other legal action, or lose customers. The limitations of liability in our contracts may not be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim.

Our insurance coverage, including coverage for errors and omissions and cyber liability, may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims. Our insurers could deny coverage as to any future claim and our cyber liability coverage may not adequately protect us against any losses, liabilities and costs that we may incur. The successful assertion of one or more large claims against us, or changes in our insurance policies, including premium increases or the imposition of large deductible or coinsurance requirements, could have an adverse effect on our business, financial condition, and results of operations.

Many jurisdictions have enacted laws requiring companies to notify individuals of security breaches involving certain types of personal information. Our agreements with certain customers and partners require us to notify them of certain security incidents. Some jurisdictions and customers require us to safeguard personal information or confidential information using specific measures. If we fail to observe these requirements, our business, operating results, and financial condition could be adversely affected.

We depend on third-party data hosting and transmission services. Increases in cost, interruptions in service, latency, or poor service from our third-party data center providers could impair the delivery of our platform. This could result in customer or shopper dissatisfaction, damage to our reputation, loss of customers, limited growth, and reduction in revenue.

We currently serve the majority of our platform functions from third-party data center hosting facilities operated by Amazon Web Service (AWS). Our platform relies on the multiple data centers within the AWS infrastructure, with additional geographies available for disaster recovery. Our operations depend, in part, on our third-party providers’ protection of these facilities from natural disasters, power or telecommunications failures, criminal acts, or similar events. If any third-party facility’s arrangement is terminated, or its service lapses, we could experience interruptions in our platform, latency, as well as delays and additional expenses in arranging new facilities and services.

A significant portion of our operating cost is from our third-party data hosting and transmission services. If the costs for such services increase due to vendor consolidation, regulation, contract renegotiation or otherwise, we may not be able to increase the fees for our ecommerce platform or professional services to cover the changes. As a result, our operating results may be significantly worse than forecasted. Our servers may be unable to achieve or maintain data transmission capacity sufficient for timely service of increased traffic or order processing. Our failure to achieve or maintain sufficient and performant data transmission capacity could significantly reduce demand for our platform.

Many shoppers may access our platform over short periods of time, including from new product releases, holiday shopping seasons and flash sales. These events may significantly increase the traffic on our servers and the volume of transactions processed on our platform. Despite precautions taken at our data centers, spikes in usage volume, or a natural disaster, an act of terrorism, vandalism or sabotage, closure of a facility without adequate notice, or other unanticipated problems could result in lengthy interruptions or performance degradation of our platform. Any damage to, or failure of, the systems of our third-party providers could result in interruptions to our platform. Even with current and planned disaster recovery arrangements, our business could be harmed. If we experience damage or interruption, our insurance policies may not adequately compensate us for or protect us against any losses, liabilities and costs that we may incur. These factors in turn could further reduce our revenue or subject us to liability, any of which could materially adversely affect our business.

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If there are interruptions or performance problems associated with our technology or infrastructure, our existing customers may experience service outages, and our new customers may experience delays in using our platform.

Our operational performance and profitability depend, in part, on the ability of our existing and potential customers to access our platform 24 hours a day, seven days a week, without interruption or performance degradation. We have experienced and may, in the future, experience disruptions, data loss, outages, and other performance problems with our infrastructure. These can be due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints, denial-of-service attacks, or other security-related incidents, any of which may be recurring. As we continue to add customers, expand geographically, and enhance our platform’s functionality, the additional scale may increase complexity and our average uptime for future periods may decrease. We may not be able to identify the cause or causes of these performance problems promptly. If our platform is unavailable or if our customers are unable to access our platform within a reasonable amount of time, our business would be harmed. Any outage on our platform would impair the ability of our customers to engage in ecommerce, which would negatively impact our brand, reputation and customer satisfaction. We depend on services from various third parties to maintain our infrastructure and any disruptions to these services, including from causes outside our control, would significantly impact our platform. In the future, these services may not be available to us on commercially reasonable terms, or at all. Loss of any of these services could decrease our platform’s functionality until we develop equivalent technology or, if equivalent technology is available from another party, we identify, obtain, and integrate it into our infrastructure. If we do not accurately predict our infrastructure capacity requirements, our customers could experience service shortfalls. We may also be unable to address capacity constraints, upgrade our systems, and develop our technology and network architecture to accommodate actual and anticipated technology changes.

Any of the above circumstances or events may harm our reputation, cause customers to terminate their agreements with us, impair our ability to grow our customer base, and otherwise harm our business, results of operations, and financial condition.

Risks Related to Our Finances and Capital Requirements

We will need additional funding and may be unable to raise capital when needed, which would force us to delay any business expansions or acquisitions.

Our business plan contemplates the expansion of our operations through organic means and through acquisitions or investments in additional complementary businesses, products and technologies. While we currently have no commitments or agreements relating to any of these types of transactions, we do not generate sufficient revenue from operations to finance expansion or acquisition needs. We expect to finance such future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, as well as through interest income earned on cash and investment balances. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our development programs or our commercialization efforts.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish proprietary rights.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, grants and license and development agreements in connection with any collaborations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

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Risks Relating to Securities Markets and Investment in Our Stock

There is not now and there may not ever be an active market for our Common Stock. There are restrictions on the transferability of these securities.

There currently is no market for our Common Stock and, except as otherwise described herein, we have no plans to file any registration statement or otherwise attempt to create a market for the shares. Even if an active market develops for the shares, Rule 144, which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. There can be no assurance that we will fulfil any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this current report, our executive officers and directors collectively beneficially own 3,372,000,000 shares of our common stock, or approximately 69.79%, of our issued and outstanding shares of common stock. As a result, our management team will have significant influence to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our management team, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. In addition, sales of significant amounts of shares held by our management team, or the prospect of these sales, could adversely affect the market price of our common stock. Our management team’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this registration statement.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company. Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

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Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our stock may be subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond our control and may prevent our stockholders from reselling our Common Stock at a profit. The market prices for securities of logistics companies may be volatile and may fluctuate substantially due to many factors, including:

•	market conditions in the logistics sectors or the economy as a whole;
•	price and volume fluctuations in the overall stock market;
•	announcements of the introduction of new products and services by us or our competitors;
•	actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;
•	deviations in our operating results from the estimates of securities analysts or other analyst comments;
•	additions or departures of key personnel;
•	legislation, including measures affecting e-commerce or infrastructure development; and
•	developments concerning current or future strategic collaborations; and

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our financial statements for the three months ended June 30, 2024 and 2023, as well as, the fiscal years ended March 31, 2024 and 2023 have been prepared assuming that we will continue as a going concern. Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders.

Results of Operations.

Comparison of the Three Months ended June 30, 2024 and 2023

The following table sets forth certain operational data for the periods indicated:

	Three Months Ended June 30,
	2024	2023
Revenues, net
Revenue from third parties	$440,093	$280,594
Revenue from related party	150,690	71,444
Total revenues, net	590,783	352,038
Cost of revenue	(455,403)	(196,427)
Gross profit	135,380	155,611
Operating expenses:
Sales and marketing expense	(18,729)	(11,038)
Personnel and benefit expense	(45,429)	(112,924)
General and administrative expenses	(32,577)	(38,286)
Income (loss) from operation	38,645	(6,637)
Other expenses, net	(28,587)	(24,740)
Income (loss) before income taxes	10,058	(31,377)
Income tax expense	(2,684)	–
Net income (loss)	$7,374	$(31,377)

Revenue

The Company currently earns three types of income sources:-

	Three Months Ended June 30,
Type of revenue	2024	2023

Retail sales	$328,152	$138,324
Logistic and fulfilment services	111,941	142,270
Supply chain consulting service (related party)	150,690	71,444
	$590,783	$352,038

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Retail Sales (direct-to-consumer)

The Company provides customized customer-specific solutions, involving with the purchase of designated merchandise, logistic and fulfilment services, through which the Company provides the service of integrating a complex set of tasks and components into a single capability. The entire contract is accounted for as one performance obligation. For these performance obligations, the Company typically has a right to consideration from customers in an amount that corresponds directly with the value to the customers of the performance completed to date, and as such, the revenue is recognized when control of the merchandise is transferred to the customer, which generally occurs upon shipment and accepted by the customer. Advanced payment is typically made, prior to the date of shipment.

Deferred revenue is recorded when the Company has received consideration (i.e., advanced payment) before satisfying its performance obligations. As such, customer orders are recorded as deferred revenue prior to shipment or rendering of product or services. Deferred revenue primarily relates to e-commerce orders placed for customer-specific solutions, but not shipped or accepted by the customers, prior to the end of the fiscal period.

Logistic and Fulfilment Services

The Company provides logistic and fulfilment services to the customers and they receive the benefit of the Company’s services as the goods are transported from one location to another. Revenue is recognized when, or as, obligations under the terms of a contract are satisfied, which occurs when control of the promised services is completed and transferred to customers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring and delivering services to a customer. Generally, the contracts require the customers to pay for service when the customers collect the goods from the Company.

Supply Chain Consulting Service

The Company also renders supply chain consulting services in relation to all activities involved in sourcing, procurement, conversion, and logistics management. The contract has a single performance obligation, which is satisfied upon rendering of services, on a monthly basis. Revenue is recognized when performance obligation is satisfied and the customer obtains the benefit of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for services, which is determined by performance-based fees and the amount is varied, upon the monthly performance result.

Revenues of $590,783 for the three months ended June 30, 2024, increased by $238,745 or 68% from $352,038 in the same period of 2023, which was mainly due to strong market demand in outbound retain sales and supply chain consulting service with a related party. Revenues of $352,038 for the three months ended June 30, 2023 consisted primarily retail sales, logistic and fulfilment services, as well as supply chain consulting services.

Cost of Revenue

Cost of revenues of $455,403 for the three months ended June 30, 2024 consisted primarily of the direct wages, telemarketing service charges, depreciation and amortization of right of use assets. Cost of revenues increased by $258,976, or 132%, from $196,427 in the same period of 2023 which was mainly due to the increase in direct operating cost in connection with logistics and warehousing services. Cost of revenues of $196,427 for the three months ended June 30, 2023 consisted primarily of the associated costs in rendering the financial consulting service, such as, direct marketing costs.

Gross Profit

We achieved a gross profit of $135,380 and $155,611 for the three months ended June 30, 2024 and 2023, respectively. The decrease in gross profit is attributable to an increase in direct operating cost in new rendering logistics and warehousing services.

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Sales and Marketing Expenses (“S&M”)

S&M expenses increased by $7,691 or 69.7%, to $18,729 for the three months ended June 30, 2024, as compared to the same period as of 2023, due primarily to increase in advertising and online marketing fee.

S&M expenses of $11,038 for the three months ended June 30, 2023. These expenses primarily include advertising, online marketing as well as consultancy fee.

Payroll and benefit Expenses (“P&B”)

P&B expenses decreased by $67,495 or 59.8%, to $45,429 for the three months ended June 30, 2024, as compared to the same period as of 2023, due primarily to cost saving from system upgrading to control labor cost.

P&B expenses of $112,924 for the three months end June 30, 2023. These expenses primarily include wages and salaries and other staff benefits.

General and Administrative Expenses (“G&A”)

General and administrative expenses decreased by $5,709 or 14.9%, to $32,577 for the three months ended June 30, 2024, as compared to the same period as of 2023, due primarily to decrease in operating costs including rental charges and other supporting costs to the operation.

General and administrative expenses of $38,286 for the three months ended June 30, 2023. These expenses primarily include office operating cost, as well as professional fees.

Income Tax Expense

We incurred income tax expense of $2,684 under Hong Kong tax regime during the three months ended June 30, 2024.

We incurred no income tax expense during the three months ended June 30, 2023.

Comparison of the fiscal years ended March 31, 2024 and 2023

The following table sets forth certain operational data for the years indicated:

	Fiscal Years Ended March 31,
	2024	2023
Revenues, net
Revenue from third parties	$1,640,915	$1,897,595
Revenue from related party	347,592	–
	1,988,507	1,897,595
Cost of revenue	(1,409,944)	(1,338,014)
Gross profit	578,563	559,581
Operating expenses:
Sales and marketing	(85,090)	(16,745)
Personnel and benefit	(362,959)	(310,923)
General and administrative	(131,994)	(260,401)
Loss from operation	(1,480)	(28,488)
Other expenses, net	(106,677)	(1,048)
Loss before income taxes	(108,157)	(29,536)
Income tax expense	(628)	–
Net loss	$(108,785)	$(29,536)

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Revenue

The Company currently earns three types of income sources:-

	Fiscal Years Ended March 31,
	2024	2023

Retail sales	$1,111,283	$1,029,591
Logistic and fulfillment service	529,632	868,004
Supply chain consulting income	347,592	–
	$1,988,507	$1,897,595

Retail sales (direct-to-consumer)

The Company provides customized customer-specific solutions, involving with the purchase of designated merchandise, logistic and fulfilment services, through which the Company provides the service of integrating a complex set of tasks and components into a single capability. The entire contract is accounted for as one performance obligation. For these performance obligations, the Company typically has a right to consideration from customers in an amount that corresponds directly with the value to the customers of the performance completed to date, and as such, the revenue is recognized when control of the merchandise is transferred to the customer, which generally occurs upon shipment and accepted by the customer. Advanced payment is typically made, prior to the date of shipment.

Deferred revenue is recorded when the Company has received consideration (i.e., advanced payment) before satisfying its performance obligations. As such, customer orders are recorded as deferred revenue prior to shipment or rendering of product or services. Deferred revenue primarily relates to e-commerce orders placed for customer-specific solutions, but not shipped or accepted by the customers, prior to the end of the fiscal period.

Logistic and Fulfillment services

The Company provides logistic and fulfillment services to the customers and they receive the benefit of the Company’s services as the goods are transported from one location to another. Revenue is recognized when, or as, obligations under the terms of a contract are satisfied, which occurs when control of the promised services is completed and transferred to customers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring and delivering services to a customer. Generally, the contracts require the customers to pay for service when the customers collect the goods from the Company.

Supply Chain Consulting service

The Company also renders supply chain consulting services in relation to all activities involved in sourcing, procurement, conversion, and logistics management. The contract has a single performance obligation, which is satisfied upon rendering of services, on a monthly basis. Revenue is recognized when performance obligation is satisfied and the customer obtains the benefit of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for services, which is determined by performance-based fees and the amount is varied, upon the monthly performance result.

Revenues of $1,988,507 for the year ended March 31, 2024, increased by $90,912 or 4.8% from $1,897,595 in the same period of 2023, which was mainly due to introduction of new business in rendering supply chain services to related party. Revenues of $1,897,595 for the year ended March 31, 2023 consisted primarily of retails sale, logistic and fulfillment service.

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For the year ended March 31, 2024, there is one individual customer namely Viewider Limited who accounted for 30.5% of the Company’s revenues amounting to $606,482.

For the year ended March 31, 2023, there is no individual customer, who accounted for 10% or more of the Company’s revenues.

These customers are located in Hong Kong.

Cost of Revenue

Cost of revenues of $1,409,944 for the year ended March 31, 2024 consisted primarily of the cost of merchandised sold and logistic service providers, with the associated cost of payroll, packing charges, direct operating cost. Cost of revenues increased by $71,930 or 5.4% from $1,338,014 in the same period of 2023 which was mainly due to the increase in sale growth. Cost of revenues of $1,338,014 for the year ended March 31, 2023 consisted primarily of the associated costs in rendering of retail sales, logistic and fulfillment services.

Gross Profit

We achieved a gross profit of $578,563 and $559,581 for the years ended March 31, 2024 and 2023, respectively. The increase in gross profit is attributable to an increase in new business in rendering supply chain consulting services.

Sales and Marketing Expenses (“S&M”)

S&M expenses increased by $68,345 or 80.3%, to $85,090 for the year ended March 31, 2024, as compared to the prior year, due primarily to increase in increase in advertising and online marketing fee..

S&M expenses of $16,745 for the year ended March 31, 2023. These expenses primarily include advertising, online marketing as well as consultancy fee.

Payroll and benefit Expenses (“P&B”)

P&B expenses increased by $52,036 or 16.7%, to $362,959 for the year ended March 31, 2024, as compared to the prior year, due primarily to increase in payroll increment.

P&B expenses of $310,923 for the year ended March 31, 2023. These expenses primarily include wages and salaries and other staff benefits.

General and Administrative Expenses (“G&A”)

G&A expenses decreased by $128,407 or 49.3%, to $131,994 for the year ended March 31, 2024, as compared to the prior year, due primarily to cost saving to control in other supporting costs to the operation.

G&A expenses of $260,401 for the year ended March 31, 2023. These expenses primarily include payroll, office operating cost, as well as professional fees.

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Other Expenses, Net

Other net expenses increased by $105,629 or 10,079%, to $106,677 for the year ended March 31, 2024, as compared to the prior year, due primarily to an increase in the interest expense from bank borrowings.

Other net expenses of $1,048 for the year ended March 31, 2023. These expenses primarily include interest expense from bank borrowings, offset by government subsidy income of $13,777

Income Tax Expense

We incurred income tax expense of $628 under Hong Kong tax regime during the year ended March 31, 2024.

We incurred no income tax expense during the year ended March 31, 2023.

Liquidity and Capital Resources

The following summarizes the key component of our cash flows for the three months ended June 30, 2024 and 2023.

	Three Months ended June 30,
	2024	2023
Net cash used in operating activities	$(10,012)	$(59,075)
Net cash used in investing activities	$(2,855)	$–
Net cash (used in) provided by financing activities	$(97,246)	$37,297

Net Cash Used In Operating Activities

For the three months ended June 30, 2024, net cash used in operating activities was $10,012, which consisted primarily of a net income of $7,374, an increase in accounts receivable of $130,862, a decrease in accrued liabilities and other payables of $20,566, a decrease in income tax payable of $7,024, offset by a decrease in deposits, prepayments and other receivables of $4,256, an increase in accounts payable of $744, an increase in deferred revenue of $134,892 and adjusted for non-cash items such as depreciation of plant and equipment of $1,174.

For the three months ended June 30, 2023, net cash used in operating activities was $59,075, which consisted primarily of a net loss of $31,377, an increase in accounts receivable of $22,776, a decrease in deferred revenue of $23,244, offset by an increase in deposits, prepayments and other receivables of $2,163, a increase in accounts payable of $5,413, an increase in accrued liabilities and other payables of $9,604, and adjusted for non-cash items such as depreciation of plant and equipment of $1,142.

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Net Cash Used In Investing Activities

For the three months ended June 30, 2024, net cash used in investing activities was $2,855, relating to the development of warehouse facilities.

For the three months ended June 30, 2023, no investing activities were incurred.

Net Cash (Used in) Provided by Financing Activities

For the three months ended June 30, 2024, net cash used in financing activities was $97,246, mainly relating to $31,820 of repayment to bank borrowings and $65,426 of repayments to the directors.

For the three months ended June 30, 2023, net cash provided by financing activities was $37,297, mainly relating to $12,725 of net repayment from bank borrowings, offset by $50,022 of temporary advances from the director to support the operation.

The following summarizes the key component of our cash flows for the years ended March 31, 2024 and 2023.

	Years ended March 31,
	2024	2023
Net cash used in operating activities	$(504,966)	$(79,164)
Net cash used in investing activities	$–	$(13,712)
Net cash provided by (used in) financing activities	$802,058	$(305,127)

Net Cash (Used In) Provided by Operating Activities

For the year ended March 31, 2024, net cash used in operating activities was $504,966, which consisted primarily of a net loss of $108,785, an increase in accounts receivable of $396,752, a decrease in accrued liabilities and other payables of $4,286, a decrease in deferred revenue of $13,605 and a decrease in income tax payable of $9,228, offset by an increase in deposits, prepayments and other receivables of $20,680, and adjusted for non-cash items such as depreciation of plant and equipment of $7,010.

For the year ended March 31, 2023, net cash used in operating activities was $79,164, which consisted primarily of a net loss of $29,536, an increase in accounts receivable of $36,759, a decrease in accounts payable of $272,742, a decrease in income tax payable of $7,861, offset by an increase in deposits, prepayments and other receivables of $148,021, an increase in accrued liabilities and other payables of $35,671, an increase in deferred revenue of $78,419 and adjusted for non-cash items such as depreciation of plant and equipment of $5,623.

Net Cash Used In Investing Activities

For the year ended March 31, 2024, no investing activities were incurred.

For the year ended March 31, 2023, net cash used in investing activities was $13,712, relating to the purchase of office equipment.

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Net Cash Provided by (Used in) Financing Activities

For the year ended March 31, 2024, net cash provided by financing activities was $802,058, mainly relating to the net proceeds of $616,096 from bank borrowings and $185,962 of temporary advances from the director to support the operation.

For the year ended March 31, 2023, net cash used in financing activities was $305,127, mainly relating to the net proceeds of $449,206 from bank borrowings, offset by $754,333 of repayments to the director.

Working Capital

As of June 30, 2024, we have cash and cash equivalents of $343,849, accounts receivable of $1,106,187, and prepayments and other current assets of $330,957.

As of March 31, 2024, we have cash and cash equivalents of $443,455, total current assets of $1,681,543 and total current liabilities of $1,945,446.

As of March 31, 2023, we have cash and cash equivalents of $130,775, total current assets of $1,169,485 and total current liabilities of $1,343,407.

As of June 30, 2024, we have a working capital deficit of $251,753.

As of March 31, 2024 and 2023, we have a working capital deficit of $263,903 and $173,922, respectively.

Going Concern

Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders. While we believe that we will obtain external financing and the existing shareholders will continue to provide the additional cash to meet our obligations as they become due, there can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed below are adequate to support operations for at least the next 12 months.

We require additional funding to meet its ongoing obligations and to fund anticipated operating losses. Our auditor has expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

We expect to incur marketing and professional and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. We intend to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, our common stock investors would lose all of their investment.

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Material Cash Requirements

We have not achieved profitability since our inception and we expect to continue to improve the operating result for the foreseeable future. We expect net cash expended in 2024 to be significantly higher than 2023. As of June 30, 2024, we have accumulated losses of $261,330. Our material cash requirements are highly dependent upon the additional financial support from our major shareholders in the next 12 - 18 months.

We had no contractual obligations and commercial commitments as of June 30, 2024 and March 31, 2024.

Indebtedness

Bank borrowings comprised of the followings:

		Interest	As of
Bank borrowings, secured:	Maturity date	rate	June 30, 2024	March 31, 2024
		(p.a.)
Loan : HK$0.83 million	April 28, 2029	2.88%	$101,152	$100,931
Loan : HK$1.09 million	March 30, 2030	2.88%	133,828	133,536
Loan : HK$1.79 million	May 23, 2032	2.88%	229,263	228,762
Loan : HK$4.20 million	August 28, 2024	7.51%	518,689	517,556
Loan : HK$3.80 million	August 28, 2024	7.51%	483,509	485,640
Loan : HK$3.00 million	March 18, 2028	4.80%	355,614	383,400
			$1,822,055	$1,849,825

These loans bear annual interest at the bank prevailing rates ranging from 2.88% to 7.51%. The Company is subject to various financial covenants under certain loan agreements, which include repayment on-demand clause.

These banking facilities are guaranteed and secured, details of which are set out as follows:-

(a)	unlimited personal guarantee by Mr. Cheung, the director of the Company

(b)	guaranteed by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, launched by The Hong Kong Mortgage Corporation Limited

Off-Balance Sheet Arrangements

We are not party to any off-balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

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Critical Accounting Policies and Estimates.

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management’s subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to consolidated financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following accounting policies are critical in the preparation of our combined financial statements.

Use of estimates and assumptions

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets, allowance for expected credit losses, revenue recognition, income tax provision, deferred taxes and uncertain tax position.

Accounts Receivable

Certain accounts receivables due from payment gateway providers and credit card processors, as the cash proceeds from accounts receivables are received within the next 3-5 working days, which are recorded at the gross billing amounts, net of the fee charges by payment gateway providers and credit card processors.

The Company also offers credit terms to certain corporate customers, who have prolonging business history and current market creditworthiness. These accounts receivable are recorded at the gross billing amount less an allowance for expected credit losses. Accounts receivable do not bear interest and are considered overdue after 30 days from the date of sale invoices.

The Company records impairment losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each customer and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of customers’ credit and ongoing relationship, management makes conclusions about whether any balances outstanding at the end of the period will be deemed non-collectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations. Delinquent account balances are written off against the allowance for expected credit losses after management has determined that the likelihood of collection is not probable.

As of March 31, 2024 and 2023, no allowances for expected credit losses are recorded as the Company considers all of the outstanding accounts receivable fully collectible in the foreseeable future.

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Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

All of the Company’s revenue is recognized at a point in time based on the transfer of control. In addition, the Company’s contracts do not contain variable consideration and contract modifications are minimal. The Company’s revenue arrangements generally consist of a single performance obligation to transfer promised goods. Revenue is reported net of sale rebates, refund and discounts.

Currently, the Company generates its revenues in the following streams:

Retail sales (direct-to-consumer)

The Company provides customized customer-specific solutions, involving with the purchase of designated merchandise, logistic and fulfilment services, through which the Company provides the service of integrating a complex set of tasks and components into a single capability. The entire contract is accounted for as one performance obligation. For these performance obligations, the Company typically has a right to consideration from customers in an amount that corresponds directly with the value to the customers of the performance completed to date, and as such, the revenue is recognized when control of the merchandise is transferred to the customer, which generally occurs upon shipment and accepted by the customer. Advanced payment is typically made, prior to the date of shipment.

Deferred revenue is recorded when the Company has received consideration (i.e., advanced payment) before satisfying its performance obligations. As such, customer orders are recorded as deferred revenue prior to shipment or rendering of product or services. Deferred revenue primarily relates to e-commerce orders placed for customer-specific solutions, but not shipped or accepted by the customers, prior to the end of the fiscal period.

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Logistic and fulfillment services

The Company provides logistic and fulfillment services to the customers and they receive the benefit of the Company’s services as the goods are transported from one location to another. Revenue is recognized when, or as, obligations under the terms of a contract are satisfied, which occurs when control of the promised services is completed and transferred to customers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring and delivering services to a customer. Generally, the contracts require the customers to pay for service when the customers collect the goods from the Company.

Supply Chain Consulting service

The Company also provides supply chain consulting services in relation to all activities involved in sourcing, procurement, conversion, and logistics management. The contract has a single performance obligation, which is satisfied upon rendering of services, on a monthly basis. Revenue is recognized when performance obligation is satisfied and the customer obtains the benefit of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for services, which is determined by performance-based fees and the amount is varied, upon the monthly performance result.

Principal vs Agent Considerations

When another party is involved in providing goods to the customer, the Company will apply the principal versus agent guidance in ASC Topic 606 to determine if the Company is acting as the principal or an agent to the transaction. This evaluation determined that the Company is in control of establishing the transaction price, managing all aspects of the shipment term, and taking the risk of loss for delivery, collection, and returns. Based on the Company’s evaluation of the control model, it determined that all the Company’s major businesses act as the principal rather than the agent within their revenue arrangements and such revenues are reported on a gross basis.

Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

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REAL PROPERTIES

Our corporate and executive office is located at Unit A, 13/F, Gee Luen Factory, Building 5, 316-318 Kwun Tong Road, Kowloon, Hong Kong, telephone number +852-26213288.

We have offices located in the below locations:

City, County	Expiration Date	Use
Hong Kong	December 31, 2024	Office
Taiwan	May 26, 2025	Commercial

OLS Limited and Dimbuy.com Company Limited are parties to a Management Consultant Service Agreement, dated January 1, 2024, pursuant to which Dimbuy.com agreed to provide management consultant services (including customer service, administrative support, marketing and business development assistance and information technology support) and office space for a monthly fee of HKD 63,000 (approximately $8,000). This agreement expires December 31, 2024, with the option to renew for additional 12-month periods. Each party may terminate this agreement upon 30 days written notice.

OLS Taiwan is a party to a rental agreement for use of office space in Taiwan effective May 15, 2024, with a monthly rent of $1,537. This rental agreement expires on May 15, 2025.

We believe that our existing facilities are adequate to meet our current requirements. We do not own any real property.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of September 16, 2024, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director, executive officer and 5% or greater shareholder listed is: c/o DH Enchantment, Inc., 3/F, Yeung Yiu Chung (No.6) Industrial Building, 19 Cheung Shun Street, Lai Chi Kok, Kowloon, Hong Kong.

Name and Address of Beneficial Owner (1)	Common Stock		Series A Preferred Stock*		Series B Preferred Stock*
	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class

Cheung, Cheuk Yin, CEO, CFO, Secretary and Director (2)	2,529,000,000	66.01%	–	–	–	–

All executive officers and directors as a Group (1 person)	2,529,000,000	66.01%	–	–	–	–

5% or Greater Stockholders:
Ha Si Tsai	201,000,000	5.25%	–	–	–	–
Sally Kin Yi Lo (3) G/F, 49A Cheung Po Tsuen Pat Heung Yuen Long, Hong Kong	252,000,000	6.58%	945,000	30.29%	35,000	35%
Yip Kam Hung	468,000,000	12.22%	1,755,000	56.25%	–	–
Daily Success Development Limited(4)	–	–	–	–	65,000	65%

* Holders of the Series A Convertible Preferred Stock will not be: (i) entitled to receive dividends or other distributions; (ii) vote on matters submitted to a vote of the stockholders; and (iii) able to convert the Series A Convertible Preferred Stock into common stock or any other securities of the corporation. Each one share of Series B Convertible Preferred Stock converts into 10 shares of common stock of the Corporation at the election of the holder, subject to equitable adjustments.

(1)	Applicable percentage ownership is based on 3,831,310,013 shares of common stock outstanding as of September 16, 2024, together with securities exercisable or convertible into shares of common stock within 60 days of September 16, 2024. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of September 16, 2024, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Cheung Cheuk Yin was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on July 5, 2024.
(3)	Sally Kin Yi Lo resigned from her positions of Chief Executive Officer, Chief Financial Officer, Secretary and Director effective July 5, 2024. In addition to the common stock owned, Sally Kin Yi LO also owns 945,000 shares of Series A Preferred Stock, par value $0.001, constituting approximately 30.29% of the issued and outstanding shares of Series A Preferred Stock, and 35,000 shares of Series B Preferred Stock, par value $0.001, constituting 35% of the issued and outstanding shares of Series B Preferred Stock.
(4)	Daily Success Development Limited owns 65,000 shares of Series B Preferred Stock, par value $0.001, constituting 65% of the issued and outstanding shares of Series B Preferred Stock. Daily Success Development Limited is beneficially owned by Shing Lee.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
CHEUNG, Cheuk Yin	44	CEO, CFO, Secretary and Director

CHEUNG, Cheuk Yin, age 44, was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on July 5, 2024. Mr. Cheung is currently the founder of Buyippee, an ecommerce platform providing global shipping services for customers who wishes to shop across US, Europe, Asia and Australia with ease and comfort. Buyippee has established a network of self-operating and dedicated warehouses for users to ensure fast and efficient delivery services. Scheduled transportation from these warehouses back to Hong Kong with affordable shipping fees for overseas online shopping can be fulfilled with just a click of a button. From 2012 to 2020, Mr. Cheung served as the top management of TMT Ventures where he focused on early stage investment, fundraising, financial technology, debt capital and credit risk management, and supply chain finance. Mr. Cheung was the founder of Victoria Hub Capital where he has provided advise to early stage businesses since 2020. Since 2021, he served as the Vice Chairman of the HKGCC YEC where he aims to strengthen the fellowship and development of next generation business leaders. Mr. Cheung also held various senior management roles in fintech company, international supply chain groups overseeing businesses in the Greater China region covering operations, credit control and regional business expansions including Qupital, Euler Hermes Allianz and American Express. Mr. Cheung received his Degree in the Studies of Business and Commerce from Macquire University and the Degree of Computer Science from Sydney Institute of Business and Technology, respectively. Mr. Cheung brings to our Board his deep experience in business and financial management and operations.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

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No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or
•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We have not yet established Compensation, Audit, and Nominations and Corporate Governance committees nor do we have an Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Currently, the functions of these committees are performed by our entire Board of Directors. We hope to establish these committees and appoint an Audit Committee financial expert as our business develops.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended March 31, 2024, and up to the date of this Current Report, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act.

Code of Ethics

Our Board of Directors has not yet adopted a Code of Ethics applicable to our senior management and employees of the Company. The Company intends to adopt such Code of Ethics once its business stabilizes and matures.

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EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our executive compensation philosophy is to create a long-term direct relationship between pay and our performance. Our executive compensation program is designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives are to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. The compensation package of our named executive officers consists of two main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations; and

2.	discretionary bonus awards payable in cash and tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

Until such time as we establish a Compensation Committee, our Board is responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. We expect to annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. We process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, we expect to review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

The Chief Executive Officer periodically provides the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board provides an evaluation for the Chief Executive Officer. These evaluations serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We currently engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

Our executive compensation program consists of the following elements:

Base Salary

Our base salary structure is designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer reflects our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board considers all of these factors, though it does not assign specific weights to any factor. The Board generally reviews the base salary for each named executive officer on an annual basis. For each of our named executive officers, we review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

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Discretionary Bonus

The objectives of our bonus awards are to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended March 31, 2024 and 2022, to (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) our three most highly compensated executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers on March 31, 2023, whose total compensation was in excess of $100,000, and (iv) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on March 31, 2023.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
CHEUNG, Cheuk Yin	2023	0	0	0	0	0	0	0	0
CEO, CFO, Secretary and Director (1)	2022	0	0	0	0	0	0	0	0
Sally Kin Yi Lo	2023	0	0	0	0	0	0	0	0
CEO, CFO, Secretary and Director	2022	0	0	0	0	0	0	0	0

___________________

(1)	Mr. Cheung was appointed to serve as the Chief Executive Officer, Chief Financial Officer, Secretary and Director on July 5, 2024.
(2)	Ms. Lo resigned from her positions of Chief Executive Officer, Chief Financial Officer, Secretary and Director effective July 5, 2024.

Narrative disclosure to Summary Compensation

Mr. CHEUNG did not receive any compensation for services in his capacity as a director and the sole executive officer of the Company.

Other than set out above and below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We expect to establish one or more incentive compensation plans in the future. Our directors and executive officers may receive securities of the Company as incentive compensation at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

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Equity Awards

There are no unvested options, warrants or convertible securities outstanding.

At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended March 31, 2024, we did not provide compensation to employees for serving as our directors. We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and
•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

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Compensation Committee Interlocks and Insider Participation

We have not yet established a Compensation Committee. Our Board of Directors performs the functions that would be performed by a compensation committee. During the fiscal year ended March 31, 2024, none of our executive officers has served: (i) on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; (ii) as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the registrant; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the company.

Compensation Committee Report

Our board of directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the board of directors recommended that the Compensation Discussion and Analysis be included in this Current Report on Form 8-K for the year ended March 31, 2024. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Current Report on Form 8-K and irrespective of any general incorporation language in such filing.

Submitted by the board of directors:

Cheung, Cheuk Yin

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS RELATING TO OEC

Other than as disclosed below, there are no transactions during our two most recent fiscal years ended March 31, 2024 and 2023, or the three months ended June 30, 2024, or any currently proposed transaction, in which our Company was or to be a participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

Nature of relationships with related parties:

Name of related party	Relationship with the Company
Mr. Cheung	Director and major shareholder of the Company
Ezy-Go International Trading Company Limited	Entity controlled by common shareholder

Three Months Ended June 30, 2024, and 2023

Related party balances consisted of the following:

		As of
Name	Nature	June 30, 2024	March 31, 2024

Mr. Cheung	Amount due from a director	$293,342	$227,916

Ezy-Go International Trading Company Limited	Accounts receivable, related party	$423,507	$382,324

The amount due from a director represented the temporary advances made by the Company, which is non-trade in nature. The amount is unsecured, interest-free and due on demand.

Accounts receivable represented the trade receivable from the related party for rendering of logistic services. The amount is unsecured, interest-free and 30 days’ credit term is granted.

In the ordinary course of business, during the three months ended June 30, 2024 and 2023, the Company has involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the periods as presented (for the portion of such period that they were considered related):

		Three months ended June 30,
Name	Nature	2024	2023

Ezy-Go International Trading Company Limited	Consulting fee income	$150,690	$71,444

Ezy-Go International Trading Company Limited	Service cost	$159,762	$–

Apart from the transactions and balances detailed above and elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

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Years Ended March 31, 2024 and 2023

Related party balances consisted of the following:

		As of March 31,
Name	Nature	2024	2023

Mr. Cheung	Amount due from a director	$227,916	$413,878

Ezy-Go International Trading Company Limited	Accounts receivable, related party	$382,324	$–

The amount due from a director represented the temporary advances made by the Company, which is non-trade in nature. The amount is unsecured, interest-free and due on demand.

Accounts receivable represented the trade receivable from the related party for rendering of logistic services. The amount is unsecured, interest-free and 30 days’ credit term is granted.

In the ordinary course of business, during the years ended March 31, 2024 and 2023, the Company has involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

		For the years ended March 31,
Name	Nature	2024	2023

Ezy-Go International Trading Company Limited	Consulting fee income	$347,592	$–

Ezy-Go International Trading Company Limited	Service cost	$594,214	$–

Apart from the transactions and balances detailed above and elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

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LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.  We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. There are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, is a party adverse to the Company or has a material interest adverse to the Company.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

(a) Market Information

Shares of our common stock are quoted on the OTC Pink under the symbol “ENMI”. As of September 16, 2024, the last closing price of our securities was $0.0042. There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the Pink Sheets. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarterly period	High	Low
First Quarter ended June 30, 2024	$0.0090	$0.0020
Fiscal year ended March 31, 2024:
Fourth Quarter	$0.0023	$0.0006
Third Quarter	$0.0088	$0.0020
Second Quarter	$0.0090	$0.0025
First Quarter	$0.0065	$0.0030
Fiscal year ended March 31, 2023:
Fourth Quarter	$0.0105	$0.0035
Third Quarter	$0.0148	$0.0014
Second Quarter	$0.0200	$0.0076
First Quarter	$0.0177	$0.0087

(b)  Approximate Number of Holders of Common Stock

As of September 16, 2024, there were approximately 73 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name”.

(c)  Dividends

We have never paid dividends on any of DH Enchantment, Inc.’s capital stock and currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not expect to pay any dividends on any of DH Enchantment, Inc.’s capital stock in the foreseeable future.

(d)  Equity Compensation Plan Information

None.

(e)  Recent Sales of Unregistered Securities

None.

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DESCRIPTION OF SECURITIES

The following description summarizes the material terms of our capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to DH Enchantment, Inc.’s Articles of Incorporation and Bylaws, and to the provisions of applicable Nevada law.

On June 29, 2021, our Board of Directors authorized and approved the amendment and restatement of DH Enchantment, Inc.’s Articles of Incorporation to: (i) change our name to DH Enchantment Inc.; and (ii) amend the powers, rights and designation of the Series A Convertible Preferred Stock as more fully set forth below; and (iii) effectuate a 5:1 reverse split, all of which are subject to final authorization by FINRA. Our Board of Directors also approved the designation of 10,000,000 shares of Series B Convertible Preferred Stock which took effect immediately.

Common Stock

DH Enchantment, Inc. is authorized to issue up to 890,000,000 shares of common stock, par value $0.001. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

DH Enchantment, Inc. is authorized to issue up to 50,000,000 shares of preferred stock, par value $0.001, issuable in one or more series as may be determined by the Board. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Series A Convertible Preferred Stock

The Board has designated a class of Preferred Stock as the “Series A Convertible Preferred Stock,” par value $0.002, with 5,000,000 authorized shares. Currently, holders of Series A Convertible Preferred Stock are: (i) entitled to receive dividends or other distributions as may be declared by the Board of Directors; (ii) entitled to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders on an as converted basis; (iii) entitled to convert each one (1) share of Series A Convertible Preferred Stock into two thousand (2,000) shares of Common Stock.

On June 29, 2021, the Board of Directors of the Company authorized and approved the amendment and restatement of DH Enchantment, Inc.’s Articles of Incorporation to amend the powers, rights and designation of the Series A Convertible Preferred Stock, among other things. After the amendment, holders of the Series A Convertible Preferred Stock will not be: (i) entitled to receive dividends or other distributions; (ii) vote on matters submitted to a vote of the stockholders; and (iii) able to convert the Series A Convertible Preferred Stock into common stock or any other securities of the corporation.

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Series B Convertible Preferred Stock

Effective June 29, 2021, the Board designated a class of Preferred Stock as the “Series B Convertible Preferred Stock,” par value $0.001, with 10,000,000 authorized shares. Each one share of Series B Convertible Preferred Stock converts into 10 shares of common stock of the Corporation at the election of the holder, subject to equitable adjustments. No fractional shares of common stock are issuable upon conversion of the Series B Convertible Preferred Stock, and fractional shares shall be rounded up to the nearest whole common stock.

Voting. Holders of Series B Convertible Preferred Stock vote on an “as converted” basis on matters submitted to holders of the common stock, or any class thereof, and shall vote together with common stock holders as a class.

Dividends. Holders of Series B Convertible Preferred Stock shall fully participate, on an as-converted basis, in any dividends declared and paid or distributions on Common Stock as if the Series B Preferred Stock were converted into shares of Common Stock as of the record date for such dividend or distribution. In addition, holders of Series B Convertible Preferred Stock are entitled to receive dividends, when and as declare by the Board, on each outstanding share of Series B Convertible Preferred Stock.

Liquidation. Holders of Series B Convertible Preferred Stock are entitled to receive, out of assets of the corporation available for distribution to shareholders of the Corporation or their assignees, and subject to the rights of any outstanding shares of senior stock and before any amount shall be distributed to the holders of junior stock, a liquidating distribution (the “Liquidation Distribution”) in an amount equal to the amount such Series B Holder would have been entitled to receive had such holder converted its shares of Series B Convertible Preferred Stock into shares of Common Stock at the conversion ratio effective immediately prior to such Liquidation. If, upon any Liquidation, the amount payable with respect to the Liquidation Distribution is not paid in full, the Series B Holders and any parity stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation distributions to which they are entitled.

Amendment. The corporation may not amend the Certificate of Designations for the Series B Convertible Preferred Stock without the prior written consent of the holders of the Series B Convertible Preferred Stock holding a majority of the Series B Convertible Preferred Stock then issued and outstanding, in which vote each share of Series B Convertible Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders of Series B Convertible Preferred Stock.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

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Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer Company, Inc. located at 6725 Via Austi Pikeway, Suite 300, Las Vegas, Nevada 89119, telephone number is 702-361-3033.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

•	the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or
•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Because we have less than 200 shareholders of record, these “business combination” provisions do not currently apply to us. Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.

These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the disinterested stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

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Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, successors, assigns, executors, and legal representatives.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by Nevada Law. In addition, our Articles of Incorporation and our Bylaws also provide that we will indemnify our directors and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our Articles of Incorporation and Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

64

CHANGES in and Disagreements with Accountants on Accounting and Financial DISCLOSURE

None.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Certificate of Designations of preferences and rights of Series B Convertible Preferred Stock (1)
3.3	Bylaws (1)
4.1	Specimen certificate evidencing shares of Common Stock (2)
4.2	Description of Securities*
10.1	Share Exchange Agreement, dated March 29, 2024, by and among DH Enchantment, Inc., OLS Asia Corporation, and the shareholders of OLS Asia Corporation.*
21	Subsidiaries (1)
31.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant To Sarbanes-Oxley Section 302*
32.1	Certification Pursuant To 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002*
99.1	Custodianship Records (1)
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)*
101.SCH	Inline XBRL Taxonomy Extension Schema Document*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)*

_______________

*	Filed herewith

(1)	Incorporated by reference to the Exhibits of the Registration Statement on Form 10 filed with the United States Securities and Exchange Commission on August 4, 2021.
(2)	Incorporated by reference to the Exhibits of the Amendment No. 6 to the Registration Statement on Form 10 filed with the United States Securities and Exchange Commission on June 27, 2022.

65

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DH ENCHANTMENT, INC.

Date: September 17, 2024	By:	/s/ Cheung, Cheuk Yin
Cheung Cheuk Yin, Chief Executive Officer, Chief Financial Officer and Secretary

66

OLS APAC CORPORATION AND SUBSIDIARIES

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD ENDING JUNE 30, 2024

OLS APAC CORPORATION AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD ENDING MARCH 31, 2024

DH ENCHANTMENT, INC.

INDEX TO PRO FORMA FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD ENDING JUNE 30, 2024

F-1

OLS APAC CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	As of
	June 30, 2024	March 31, 2024
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	$343,849	$443,455
Accounts receivable, third parties, net	682,680	593,001
Accounts receivable, related parties, net	423,507	382,324
Amounts due from related parties	293,342	227,916
Income tax receivable	16,252	9,228
Deposit, prepayments and other receivables	21,363	25,619
Total current assets	1,780,993	1,681,543

Non-current assets:
Plant and equipment, net	9,238	7,646

TOTAL ASSETS	$1,790,231	$1,689,189

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$744	$–
Accrued liabilities and other payables	10,241	30,807
Bank borrowings	1,822,055	1,849,825
Deferred revenue	199,706	64,814
Total current liabilities	2,032,746	1,945,446

TOTAL LIABILITIES	2,032,746	1,945,446

Commitments and contingencies	–	–

Shareholders’ deficit:
Ordinary share, US$1 par value, 50,000 shares authorized, 1,000 shares issued and outstanding as of June 30, 2024 and March 31, 2024*	1,000	1,000
Accumulated other comprehensive income	17,815	11,447
Accumulated losses	(261,330)	(268,704)
Total shareholders’ deficit	(242,515)	(256,257)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,790,231	$1,689,189

See accompanying notes to the unaudited condensed consolidated financial statements.

F-2

OLS APAC CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Currency expressed in United States Dollars (“US$”))

	Three Months ended June 30,
	2024	2023
	US$	US$
Revenues, net
Revenue from third parties	$440,093	$280,594
Revenue from related party	150,690	71,444
Total revenues, net	590,783	352,038
Cost of revenue	(455,403)	(196,427)

Gross profit	135,380	155,611

Operating expenses:
Sales and marketing expense	(18,729)	(11,038)
Personnel and benefit expense	(45,429)	(112,924)
General and administrative expense	(32,577)	(38,286)
Total operating expenses	(96,735)	(162,248)

Income (loss) from operations	38,645	(6,637)

Other (expense) income:
Interest income	1,474	156
Interest expense	(34,195)	(26,024)
Sundry income	4,134	1,128
Total other expense, net	(28,587)	(24,740)

Income (loss) before income taxes	10,058	(31,377)

Income tax expense	(2,684)	–

NET INCOME (LOSS)	$7,374	$(31,377)

See accompanying notes to the unaudited condensed consolidated financial statements.

F-3

OLS APAC CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Currency expressed in United States Dollars (“US$”))

	Ordinary shares
	No. of shares	Amount	Accumulated losses	Accumulated Other comprehensive income	Total shareholders’ deficit

Balance as of April 1, 2023	1,000	$1,000	$(159,919)	$124	$(158,795)

Net loss for the period	–	–	(31,377)	–	(31,377)
Foreign currency translation adjustment	–	–	–	4,794	4,794

Balance as of June 30, 2023	1,000	$1,000	$(191,296)	$4,918	$(185,378)

Balance as of April 1, 2024	1,000	$1,000	$(268,704)	$11,447	$(256,257)

Net income for the period	–	–	7,374	–	7,374
Foreign currency translation adjustment	–	–	–	6,368	6,368

Balance as of June 30, 2024	1,000	$1,000	$(261,330)	$17,815	$(242,515)

See accompanying notes to the unaudited condensed consolidated financial statements.

F-4

OLS APAC CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Three Months ended June 30,
	2024	2023

Cash flows from operating activities:
Net income (loss)	$7,374	$(31,377)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation of plant and equipment	1,174	1,142

Change in operating assets and liabilities:
Accounts receivable	(130,862)	(22,776)
Deposits, prepayments and other receivables	4,256	2,163
Accounts payable	744	5,413
Accrued liabilities and other payables	(20,566)	9,604
Deferred revenue	134,892	(23,244)
Income tax payable	(7,024)	–
Net cash used in operating activities	(10,012)	(59,075)

Cash flows from investing activities:
Purchase of plant and equipment	(2,855)	–
Net cash used in investing activities	(2,855)	–

Cash flows from financing activities:
Proceeds from bank borrowings	–	127,617
Repayments to bank borrowings	(31,820)	(140,342)
(Advances to) repayment from a shareholder	(65,426)	50,022
Net cash (used in) provided by financing activities	(97,246)	37,297

Effect on exchange rate change on cash, cash equivalents	10,507	7,109

Net change in cash and cash equivalent	(110,113)	(21,778)

BEGINNING OF PERIOD	443,455	130,735

END OF PERIOD	$343,849	$116,066

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$9,708	$–
Cash paid for interest	$34,195	$26,024

See accompanying notes to the unaudited condensed consolidated financial statements.

F-5

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 1 － BUSINESS OVERVIEW AND BASIS OF PRESENTATION

OLS APAC Corporation (“OAC” or the “Company”) was incorporated in British Virgin Islands (“BVI”) on March 21, 2024.

The Company is one of the leading provider of global shipping services through eCommerce platform under its brand “buyippee” ® in Hong Kong. The Company’s e-commerce business platform features a mixture of online and offline retail shopping with global logistic services in Hong Kong.

Pursuant to its Memorandum of Association, the authorized capital amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception. As of the date of filing, the Company has 1,000 ordinary shares issued and outstanding.

On March 29, 2024, the Company and its shareholders entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with DH Enchantment, Inc, a Nevada corporation (“ENMI”), and certain Investors pursuant to which ENMI agreed to issue Twenty Billion (20,000,000,000) shares of its common stock, par value $0.001, (the “ENMI Shares”) to acquire One Thousand (1,000) ordinary shares of the Company.

Description of entities incorporated and controlled by the Company:

Name	Background	Effective ownership

Online Logistics Services Limited (“OLSL”)	• Hong Kong company • Incorporated on April 12, 2012 • Issued and outstanding 1 ordinary share for HK$1 • Operating the retail sales and online shopping	100% owned by OAC

Online Logistics Services Limited, Taiwan Branch (“OLTW”)	• Foreign company’s Taiwan branch, Republic of China (“Taiwan”) • Formed and registered on July 20, 2022 • Paid-in capital of NTD500,000 • Wholesale and retail sale in Taiwan	100% owned by OSLS

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

F-6

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying unaudited condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of Presentation

These accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the period ended June 30, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2025.

•	Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets, allowance for expected credit losses, revenue recognition, income tax provision, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the geopolitical tension, inflationary and high-interest rate environment and other macroeconomic factors on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

•	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

F-7

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company has operations in Hong Kong and Taiwan and maintains the books and record in the local currency, Hong Kong Dollars (“HKD”) and New Taiwan Dollars (“NTD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD and NTD into US$ has been made at the following exchange rates for the following periods:-

	June 30, 2024	June 30, 2023
Period-end HKD:USD exchange rate	0.1281	0.1276
Annual average HKD:USD exchange rate	0.1279	0.1276
Period-end NTD:USD exchange rate	0.0308	0.0321
Annual average NTD: USD exchange rate	0.0314	0.0327

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the income statements during the period in which they occur.

•	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. They consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase.

•	Accounts Receivable

Certain accounts receivables due from payment gateway providers and credit card processors, as the cash proceeds from accounts receivables are received within the next 3-5 working days, which are recorded at the gross billing amounts, net of the fee charges by payment gateway providers and credit card processors.

The Company also offers credit terms to certain corporate customers, who have prolonging business history and current market creditworthiness. These accounts receivable are recorded at the gross billing amount less an allowance for expected credit losses. Accounts receivable do not bear interest and are considered overdue after 30 days from the date of sale invoices.

F-8

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

The Company records impairment losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each customer and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of customers’ credit and ongoing relationship, management makes conclusions about whether any balances outstanding at the end of the period will be deemed non-collectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations. Delinquent account balances are written off against the allowance for expected credit losses after management has determined that the likelihood of collection is not probable.

As of June 30, 2024 and March 31, 2024, no allowances for expected credit losses are recorded as the Company considers all of the outstanding accounts receivable fully collectible in the foreseeable future.

•	Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Leasehold improvements	Over the shorter of 3 years or lease term
Furniture and fixtures	5 years
Computer and office equipment	5 years

Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the three months ended June 30, 2024 and 2023 were $1,174 and $1,142, respectively.

•	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment losses were recognized for the three months ended June 30, 2024 and 2023.

F-9

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

•	Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

All of the Company’s revenue is recognized at a point in time based on the transfer of control. In addition, the Company’s contracts do not contain variable consideration and contract modifications are minimal. The Company’s revenue arrangements generally consist of a single performance obligation to transfer promised goods. Revenue is reported net of sale rebates, refund and discounts.

Currently, the Company generates its revenues in the following streams:

Retail sales (direct-to-consumer)

The Company provides customized customer-specific solutions, involving with the purchase of designated merchandise, logistic and fulfilment services, through which the Company provides the service of integrating a complex set of tasks and components into a single capability. The entire contract is accounted for as one performance obligation. For these performance obligations, the Company typically has a right to consideration from customers in an amount that corresponds directly with the value to the customers of the performance completed to date, and as such, the revenue is recognized when control of the merchandise is transferred to the customer, which generally occurs upon shipment and accepted by the customer. Advanced payment is typically made, prior to the date of shipment.

F-10

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

Deferred revenue is recorded when the Company has received consideration (i.e., advanced payment) before satisfying its performance obligations. As such, customer orders are recorded as deferred revenue prior to shipment or rendering of product or services. Deferred revenue primarily relates to e-commerce orders placed for customer-specific solutions, but not shipped or accepted by the customers, prior to the end of the fiscal period.

Logistic and fulfillment services

The Company provides logistic and fulfillment services to the customers and they receive the benefit of the Company’s services as the goods are transported from one location to another. Revenue is recognized when, or as, obligations under the terms of a contract are satisfied, which occurs when control of the promised services is completed and transferred to customers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring and delivering services to a customer. Generally, the contracts require the customers to pay for service when the customers collect the goods from the Company.

Supply chain consulting service

The Company also provides supply chain consulting services in relation to all activities involved in sourcing, procurement, conversion, and logistics management. The contract has a single performance obligation, which is satisfied upon rendering of services, on a monthly basis. Revenue is recognized when performance obligation is satisfied and the customer obtains the benefit of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for services, which is determined by performance-based fees and the amount is varied, upon the monthly performance result.

Principal vs Agent Considerations

When another party is involved in providing goods to the customer, the Company will apply the principal versus agent guidance in ASC Topic 606 to determine if the Company is acting as the principal or an agent to the transaction. This evaluation determined that the Company is in control of establishing the transaction price, managing all aspects of the shipment term, and taking the risk of loss for delivery, collection, and returns. Based on the Company’s evaluation of the control model, it determined that all the Company’s major businesses act as the principal rather than the agent within their revenue arrangements and such revenues are reported on a gross basis.

Disaggregation of Revenue

The Company has disaggregated its revenue from contracts with customers into categories based on the business operation of the revenue as follows:

		For the three months ended June 30,
Type of revenue	Point of recognition	2024	2023

Retail sales	At the point in time	$328,152	$138,324
Logistic and fulfilment services	At the point in time	111,941	142,270
Supply chain consulting service	Over time	150,690	71,444

		$590,783	$352,038

F-11

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

•	Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. As the Company’s chief operating decision maker has been identified as the chief executive officer, who reviews the combined results when making decisions about allocating resources and assessing performance of the Company, thus for the three months ended June 30, 2023, and 2024, the Company has business segments in Hong Kong and Taiwan.

•	Leases

The Company adopts the FASB Accounting Standards Update (“ASU”) 2016-02 “Leases (Topic 842).” for all periods presented. This standard requires lessees to recognize lease assets (“right-of-use”) and related lease obligations (“lease liabilities”) on the balance sheet for leases with terms in excess of twelve months. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in finance lease ROU assets and finance lease liabilities in the consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease and finance lease ROU assets and liabilities are recognized, based on the present value of lease payments over the lease term discounted using the rate implicit in the lease. In cases where the implicit rate is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term. The Company depreciated the ROU assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the ROU assets or the end of the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

•	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

F-12

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

For the three months ended June 30, 2024 and 2023, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2024 and March 31, 2024, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•	Related Parties

The Company follows the ASC Topic 850-10, Related Party (“ASC 850”) for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850, the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC Topic 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operations are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-13

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, amounts due from related parties, deposit, prepayments and other receivables, accounts payable, accrued liabilities and other payables and amounts due to related parties approximate at their fair values because of the short-term nature of these financial instruments.

•	Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for annual periods beginning after December 15, 2024, on a retrospective basis, and early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2023-07 on its consolidated financial statements.

F-14

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of the adoption of ASU 2024-02 on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the unaudited condensed consolidated balance sheets, statements of operations and cash flows.

NOTE 3 － GOING CONCERN UNCERTAINTIES

The accompanying unaudited condensed consolidated financial statements have been prepared using going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of June 30, 2024, the Company suffered from a working capital deficit of $251,753 and accumulated deficit of $261,330. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon improving the profitability and the continued financial support from external borrowings and its stockholders. Management believes the existing stockholders will provide the additional cash to meet with the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These raise substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

F-15

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 4 － ACCOUNTS RECEIVABLE

	As of
	June 30, 2024	March 31, 2023
Accounts receivable, at cost:
Corporate clients	$1,027,654	$838,334
Payment gateway providers	78,533	136,991
	1,106,187	975,325
Less: allowance for expected credit losses	–	–
Accounts receivable, net	$1,106,187	$975,325

For the three months ended June 30, 2024 and 2023, no allowance of expected credit losses was recognized, respectively. The Company has not experienced any significant bad debt or write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for expected credit losses, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

NOTE 5 － BANK BORROWINGS

Bank borrowings comprised of the followings:

		Interest	As of
Bank borrowings, secured:	Maturity date	rate	June 30, 2024	March 31, 2024
		(p.a.)
Loan : HK$0.83 million	April 28, 2029	2.88%	$101,152	$100,931
Loan : HK$1.09 million	March 30, 2030	2.88%	133,828	133,536
Loan : HK$1.79 million	May 23, 2032	2.88%	229,263	228,762
Loan : HK$4.20 million	August 28, 2024	7.51%	518,689	517,556
Loan : HK$3.80 million	August 28, 2024	7.51%	483,509	485,640
Loan : HK$3.00 million	March 18, 2028	4.80%	355,614	383,400
			$1,822,055	$1,849,825

The Company obtained certain loans from several financial institutions in Hong Kong, in the aggregate principal amount up to $1,880,385 (equal to HK$14.71 million). These loans bear annual interest at the bank prevailing rates ranging from 2.88% to 7.51%. The Company is subject to various financial covenants under certain loan agreements, which include repayment on-demand clause. Hence, all of these bank borrowings are reclassified as “current liabilities”.

Interest related to the bank borrowings was $34,195 and $26,024, for the three months ended June 30, 2024 and 2023, respectively.

These banking facilities are guaranteed and secured, details of which are set out as follows:-

(a)	unlimited personal guaranteed by Mr. Cheung, the director of the Company

(b)	guaranteed by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, launched by The Hong Kong Mortgage Corporation Limited

As of June 30, 2024, the Company has fully complied with certain financial covenants pursuant to the facility letter issued by the banks.

F-16

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 6 － SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of British Virgin Island on March 21, 2024, with authorized to issue one class of ordinary share. At the date of filing, the total number of ordinary shares which the Company is authorized to issue 50,000 ordinary shares, consisting of 1,000 ordinary shares issued and outstanding, at par value of $1.

NOTE 7 － INCOME TAX EXPENSE

The provision for income tax expense consisted of the following:

	Three months ended June 30,
	2024	2023

Current income tax	$2,684	$–
Deferred income tax	–	–

Income tax expense	$2,684	$–

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in Hong Kong and Taiwan that are subject to taxes in the jurisdictions in which it operates, as follows:

British Virgin Islands

OAC is incorporated in the British Virgin Islands and is not subject to taxation. In addition, upon payments of dividends by these entities to their shareholder, no British Virgin Islands withholding tax will be imposed.

Hong Kong

OLSL is operating in Hong Kong and is subject to the Hong Kong profits tax at the two-tiered income tax rates at the rate of 8.25% on the estimated assessable income up to HK$2,000,000 and 16.5% on any part of assessable income over HK$2,000,000 arising in Hong Kong during its tax year.

F-17

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

The reconciliation of income tax rate to the effective income tax rate based on income before income tax expense for the three months ended June 30, 2024 and 2023 are as follows:

	Three months ended June 30,
	2024	2023

Income before income taxes	$34,782	$36,927
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	5,739	6,093
Income not subject to taxes	(235)	(7)
Tax adjustment	(137)	(309)
Net operating loss	–	(5,777)
Tax holidays	(2,683)	–
Income tax expense	$2,684	$–

Taiwan

OLTW is registered as a foreign branch in Taiwan. A foreign branch is subject to the Taiwan Income Tax Law at a unified enterprise income tax rate of 20%, upon the threshold of taxable income exceeding NTD120,000. No provision for income tax is made, as OLTW has not generated any taxable income during the three months ended June 30, 2024 and 2023.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the three months ended June 30, 2024 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2024.

NOTE 8 － RELATED PARTY BALANCES AND TRANSACTIONS

Nature of relationships with related parties

Name of related party	Relationship with the Company
Mr. Cheung	Director and major shareholder of the Company
Ezy-Go International Trading Company Limited	Entity controlled by common shareholder

Related party balances consisted of the following:

		As of
Name	Nature	June 30, 2024	March 31, 2024

Mr. Cheung	Amount due from a director	$293,342	$227,916

Ezy-Go International Trading Company Limited	Accounts receivable, related party	$423,507	$382,324

F-18

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

The amount due from a director represented the temporary advances made by the Company, which is non-trade in nature. The amount is unsecured, interest-free and due on demand.

Accounts receivable represented the trade receivable from the related party for rendering of logistic services. The amount is unsecured, interest-free and 30 days’ credit term is granted.

In the ordinary course of business, during the three months ended June 30, 2024 and 2023, the Company has involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the periods as presented (for the portion of such period that they were considered related):

		Three months ended June 30,
Name	Nature	2024	2023

Ezy-Go International Trading Company Limited	Consulting fee income	$150,690	$71,444

Ezy-Go International Trading Company Limited	Service cost	$159,762	$–

Apart from the transactions and balances detailed above and elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE 9 － CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the three months ended June 30, 2024, the individual customer who accounted for 10% of the Company’s revenue and its outstanding receivables balance at period-end rates, as presented as follows:

	Three months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivable

Customer A	$194,216	32.87%	$61,444
Customer B	150,690	25.51%	423,507

	$344,906	58.38%	$484,951

For the three months ended June 30, 2023, the individual customer who accounted for 10% of the Company’s revenue and its outstanding receivables balance at period-end rates, as presented as follows:

	Three months ended June 30, 2023		As of June 30, 2023
Customer	Revenue	Percentage of revenue	Accounts receivable

Customer B	$71,444	20.29%	$84,692

F-19

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

These customers are mainly located in Hong Kong.

(b)	Major vendors

For the three months ended June 30, 2024, the individual vendor who accounted for 10% or more of the Company’s service cost and its outstanding payable balances at period-end dates, are presented as follows:

	Three months ended June 30, 2024		As of June 30, 2024
Vendor	Service cost	Percentage of service cost	Accounts payable

Vendor A	$159,762	35.08%	$–
Vendor B	74,267	16.31%	–

	$234,029	51.39%	$–

For the three months ended June 30, 2023, the individual vendor who accounted for 10% or more of the Company’s service cost and its outstanding payable balances at period-end dates, are presented as follows:

	Three months ended June 30, 2023		As of June 30, 2023
Vendor	Service cost	Percentage of service cost	Accounts payable

Vendor B	$35,091	17.86%	$–

These vendors are mainly located in Hong Kong.

(c)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, restricted cash, and accounts receivable. Cash equivalents are maintained with high credit quality institutions in Hong Kong, the composition and maturities of which are regularly monitored by the management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (US$63,694) if the bank in Hong Kong with which an individual/a company holds its eligible deposit fails.

As of June 30, 2024, cash and cash equivalents of $319,057 was maintained at financial institutions in Hong Kong, of which approximately $237,040 was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

F-20

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for expected credit losses.

(d)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates.

The Company is exposed to interest rate risk primarily relates to the variable-rate bank borrowings and is mainly concentrated on the fluctuation of Hong Kong Prime Rate and HIBOR arising from the Company’s bank borrowings. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk. However, the management monitors interest rate exposure and will consider other necessary actions when significant interest rate exposure is anticipated.

The Company is also exposed to cash flow interest rate risk related to bank balances and cash held at financial institutions carried at the prevailing market rates and variable-rate bank borrowings.

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(f)	Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

F-21

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 10 － COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

The Company is a party to a Management Consultant Service Agreement, dated January 1, 2024, pursuant to which Dimbuy.com agreed to provide management consultant services (including customer service, administrative support, marketing and business development assistance and information technology support) and office space for a monthly fee of HKD 63,000 (approximately $8,051). This agreement expires December 31, 2024, with the option to renew for additional 12-month periods. Each party may terminate this agreement upon 30 days written notice.

The Company also has entered a new rent agreement for use of office space in Taiwan on May 15, 2024, with a monthly rent of $1,537, which will expire on May 15, 2025. As of June 30, 2024, the Company is committed to pay $15,368 in the next twelve months.

Apart from the commitments and contingencies detailed above and elsewhere in these accompanying consolidated financial statements, as of June 30, 2024, the Company did not have any significant commitments or contingencies involved.

NOTE 11 － SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2024, up to the date that the unaudited condensed consolidated financial statements were available to be issued.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

OLS APAC Corporation and Subsidiaries.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OLS APAC Corporation and Subsidiaries (the ‘Company’) as of March 31, 2024, and 2023, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years ended March 31, 2024, and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2024, and 2023, and the results of its operations and its cash flows for each of the two years ended March 31, 2024, and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $(268,704), negative working capital of $(263,903). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. We do not have a critical audit matter to communicate as of March 31, 2024.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2024.

September 16, 2024

F-23

OLS APAC CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	As of March 31,
	2024	2023
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	$443,455	$130,735
Accounts receivable, third parties, net	593,001	578,573
Accounts receivable, related parties, net	382,324	–
Amounts due from related parties	227,916	413,878
Income tax receivable	9,228	–
Deposit, prepayments and other receivables	25,619	46,299
Total current assets	1,681,543	1,169,485

Non-current assets:
Plant and equipment, net	7,646	15,127

TOTAL ASSETS	$1,689,189	$1,184,612

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued liabilities and other payables	$30,807	$35,093
Bank borrowings	1,849,825	1,229,895
Deferred revenue	64,814	78,419
Total current liabilities	1,945,446	1,343,407

TOTAL LIABILITIES	1,945,446	1,343,407

Commitments and contingencies	–	–

Shareholders’ deficit:
Ordinary share, US$1 par value, 50,000 shares authorized, 1,000 shares issued and outstanding as of March 31, 2024 and 2023*	1,000	1,000
Accumulated other comprehensive income	11,447	124
Accumulated losses	(268,704)	(159,919)
Total shareholders’ deficit	(256,257)	(159,795)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,689,189	$1,184,612

* The shares amounts are presented on a retroactive basis.

See accompanying notes to the consolidated financial statements.

F-24

OLS APAC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2024	2023
	US$	US$
Revenues, net
Revenue from third parties	$1,640,915	$1,897,595
Revenue from related party	347,592	–
Total revenues, net	1,988,507	1,897,595
Cost of revenue	(1,409,944)	(1,338,014)

Gross profit	578,563	559,581

Operating expenses:
Sales and marketing	(85,090)	(16,745)
Personnel and benefit	(362,959)	(310,923)
General and administrative	(131,994)	(260,401)
Total operating expenses	(580,043)	(588,069)

Loss from operations	(1,480)	(28,488)

Other (expense) income:
Interest income	390	88
Interest expense	(114,244)	(52,203)
Government subsidies	–	13,777
Sundry income	7,177	37,290
Total other expense, net	(106,677)	(1,048)

Loss before income taxes	(108,157)	(29,536)

Income tax expense	(628)	–

NET LOSS	$(108,785)	$(29,536)

* The shares amounts are presented on a retroactive basis.

See accompanying notes to the consolidated financial statements.

F-25

OLS APAC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Currency expressed in United States Dollars (“US$”))

	Ordinary shares
	No. of shares	Amount	Accumulated losses	Accumulated Other comprehensive income	Total shareholders’ deficit

Balance as of April 1, 2022	1,000	$1,000	$(130,383)	$–	$(130,383)

Net loss for the year	–	–	(29,536)	–	(29,536)
Foreign currency translation adjustment	–	–	–	124	124

Balance as of March 31, 2023	1,000	1,000	(159,919)	124	(158,795)

Net loss for the year	–	–	(108,785)	–	(108,785)
Foreign currency translation adjustment	–	–	–	11,323	11,323

Balance as of March 31, 2024	1,000	$1,000	$(268,704)	$11,447	$(256,257)

* The shares amounts are presented on a retroactive basis.

See accompanying notes to the consolidated financial statements.

F-26

OLS APAC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2024	2024

Cash flows from operating activities:
Net loss	$(108,785)	$(29,536)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation of plant and equipment	7,010	5,623

Change in operating assets and liabilities:
Accounts receivable	(396,752)	(36,759)
Deposits, prepayments and other receivables	20,680	148,021
Accounts payable	–	(272,742)
Accrued liabilities and other payables	(4,286)	35,671
Deferred revenue	(13,605)	78,419
Income tax payable	(9,228)	(7,861)
Net cash used in operating activities	(504,966)	(79,164)

Cash flows from investing activities:
Purchase of plant and equipment	–	(13,712)
Net cash used in investing activities	–	(13,712)

Cash flows from financing activities:
Proceeds from (repayments to) bank borrowings	894,640	(799,694)
Repayments to bank borrowings	(278,544)	1,248,900
Repayment from (advances to) a shareholder	185,962	(754,333)
Net cash provided by (used in) financing activities	802,058	(305,127)

Effect on exchange rate change on cash, cash equivalents	15,628	10,057

Net change in cash and cash equivalent	297,092	(398,003)

BEGINNING OF YEAR	130,735	518,681

END OF YEAR	$443,455	$130,735

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$9,857	$7,853
Cash paid for interest	$52,203	$114,244

See accompanying notes to the consolidated financial statements.

F-27

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 1 － BUSINESS OVERVIEW AND BASIS OF PRESENTATION

OLS APAC Corporation (“OAC” or the “Company”) was incorporated in British Virgin Islands (“BVI”) on March 21, 2024.

The Company is one of the leading provider of global shipping services through eCommerce platform under its brand “buyippee” ® in Hong Kong. The Company’s e-commerce business platform features a mixture of online and offline retail shopping with global logistic services in Hong Kong.

Pursuant to its Memorandum of Association, the authorized capital amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception. As of the date of filing, the Company has 1,000 ordinary shares issued and outstanding.

On March 29, 2024, the Company and its shareholders entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with DH Enchantment, Inc, a Nevada corporation (“ENMI”), and certain Investors pursuant to which ENMI agreed to issue Twenty Billion (20,000,000,000) shares of its common stock, par value $0.001, (the “ENMI Shares”) to acquire One Thousand (1,000) ordinary shares of the Company.

Description of entities incorporated and controlled by the Company:

Name	Background	Effective ownership

Online Logistics Services Limited (“OLSL”)	• Hong Kong company • Incorporated on April 12, 2012 • Issued and outstanding 1 ordinary share for HK$1 • Operating the online sale and online shopping	100% owned by OAC

Online Logistics Services Limited, Taiwan Branch (“OLTW”)	• Foreign company’s Taiwan branch, Republic of China (“Taiwan”) • Formed and registered on July 20, 2022 • Paid-in operation capital of NTD500,000 • Wholesale and retail sale in Taiwan	100% owned by OSLS

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

F-28

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

•	Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets, allowance for expected credit losses, revenue recognition, income tax provision, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the geopolitical tension, inflationary and high-interest rate environment and other macroeconomic factors on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

•	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company has operations in Hong Kong and Taiwan and maintains the books and record in the local currency, Hong Kong Dollars (“HKD”) and New Taiwan Dollars (“NTD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

F-29

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

Translation of amounts from HKD and NTD into US$ has been made at the following exchange rates for the following years:-

	March 31, 2023	March 31, 2024
Year-end HKD:USD exchange rate	0.1274	0.1278
Annual average HKD:USD exchange rate	0.1276	0.1278
Year-end NTD:USD exchange rate	0.0328	0.0313
Annual average NTD: USD exchange rate	0.0329	0.0318

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the income statements during the year in which they occur.

•	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. They consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

	As of March 31,
Cash and cash equivalent, located in:	2024	2023

Hong Kong	$425,152	$84,482
Taiwan	18,303	46,253
Total	$443,455	$130,735

•	Accounts Receivable

Certain accounts receivables due from payment gateway providers and credit card processors, as the cash proceeds from accounts receivables are received within the next 3-5 working days, which are recorded at the gross billing amounts, net of the fee charges by payment gateway providers and credit card processors.

The Company also offers credit terms to certain corporate customers, who have prolonging business history and current market creditworthiness. These accounts receivable are recorded at the gross billing amount less an allowance for expected credit losses. Accounts receivable do not bear interest and are considered overdue after 30 days from the date of sale invoices.

The Company records impairment losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each customer and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of customers’ credit and ongoing relationship, management makes conclusions about whether any balances outstanding at the end of the period will be deemed non-collectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations. Delinquent account balances are written off against the allowance for expected credit losses after management has determined that the likelihood of collection is not probable.

F-30

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

As of March 31, 2024 and 2023, no allowances for expected credit losses are recorded as the Company considers all of the outstanding accounts receivable fully collectible in the foreseeable future.

•	Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Leasehold improvements	Over the shorter of 3 years or lease term
Furniture and fixtures	5 years
Computer and office equipment	5 years

Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment losses were recognized for the years ended March 31, 2024 and 2023.

•	Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

F-31

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

All of the Company’s revenue is recognized at a point in time based on the transfer of control. In addition, the Company’s contracts do not contain variable consideration and contract modifications are minimal. The Company’s revenue arrangements generally consist of a single performance obligation to transfer promised goods. Revenue is reported net of sale rebates, refund and discounts.

Currently, the Company generates its revenues in the following streams:

Retail sales (direct-to-consumer)

The Company provides customized customer-specific solutions, involving with the purchase of designated merchandise, logistic and fulfilment services, through which the Company provides the service of integrating a complex set of tasks and components into a single capability. The entire contract is accounted for as one performance obligation. For these performance obligations, the Company typically has a right to consideration from customers in an amount that corresponds directly with the value to the customers of the performance completed to date, and as such, the revenue is recognized when control of the merchandise is transferred to the customer, which generally occurs upon shipment and accepted by the customer. Advanced payment is typically made, prior to the date of shipment.

Deferred revenue is recorded when the Company has received consideration (i.e., advanced payment) before satisfying its performance obligations. As such, customer orders are recorded as deferred revenue prior to shipment or rendering of product or services. Deferred revenue primarily relates to e-commerce orders placed for customer-specific solutions, but not shipped or accepted by the customers, prior to the end of the fiscal period.

Deferred revenue as of March 31, 2023 was $78,419, of which, $24,272 was recognized as revenue during the year ended March 31, 2024. The deferred revenue balance as of March 31, 2024 was $64,814.

Logistic and fulfillment services

The Company provides logistic and fulfillment services to the customers and they receive the benefit of the Company’s services as the goods are transported from one location to another. Revenue is recognized when, or as, obligations under the terms of a contract are satisfied, which occurs when control of the promised services is completed and transferred to customers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring and delivering services to a customer. Generally, the contracts require the customers to pay for service when the customers collect the goods from the Company.

F-32

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

Supply chain consulting service

The Company also provides supply chain consulting services in relation to all activities involved in sourcing, procurement, conversion, and logistics management. The contract has a single performance obligation, which is satisfied upon rendering of services, on a monthly basis. Revenue is recognized when performance obligation is satisfied and the customer obtains the benefit of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for services, which is determined by performance-based fees and the amount is varied, upon the monthly performance result.

Principal vs Agent Considerations

When another party is involved in providing goods to the customer, the Company will apply the principal versus agent guidance in ASC Topic 606 to determine if the Company is acting as the principal or an agent to the transaction. This evaluation determined that the Company is in control of establishing the transaction price, managing all aspects of the shipment term, and taking the risk of loss for delivery, collection, and returns. Based on the Company’s evaluation of the control model, it determined that all the Company’s major businesses act as the principal rather than the agent within their revenue arrangements and such revenues are reported on a gross basis.

Disaggregation of Revenue

The Company has disaggregated its revenue from contracts with customers into categories based on the business operation of the revenue as follows:

		For the years ended March 31,
Type of revenue	Point of recognition	2024	2023

Retail sales	At the point in time	$1,111,283	$1,029,591
Logistic and fulfilment services	At the point in time	529,632	868,004
Supply chain consulting service	Over time	347,592	–

		$1,988,507	$1,897,595

•	Cost of Revenues

Cost of revenues consists primarily of the cost of merchandise purchased through third parties, material and direct, and the costs associated with logistic, shipping and fulfilment costs.

F-33

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

•	Advertising Costs

No advertising expense was incurred and recorded for the years ended March 31, 2024 and 2023, respectively.

•	Government Assistance

Government assistance is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government assistance but the conditions attached to the grants have not been fulfilled, such government assistance is deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended March 31, 2024 and 2023, the Company received aggregated government assistances of $0 and $13,777, respectively from government grants in Hong Kong. The government assistances are recognized as government subsidy income in the consolidated statements of operations.

•	Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. As the Company’s chief operating decision maker has been identified as the chief executive officer, who reviews the combined results when making decisions about allocating resources and assessing performance of the Company, thus for the years ended March 31, 2023, and 2024, the Company has business segments in Hong Kong and Taiwan.

•	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operations as the related employee service are provided.

•	Leases

The Company adopts the FASB Accounting Standards Update (“ASU”) 2016-02 “Leases (Topic 842).” for all periods presented. This standard requires lessees to recognize lease assets (“right-of-use”) and related lease obligations (“lease liabilities”) on the balance sheet for leases with terms in excess of twelve months. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in finance lease ROU assets and finance lease liabilities in the consolidated balance sheets.

F-34

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease and finance lease ROU assets and liabilities are recognized, based on the present value of lease payments over the lease term discounted using the rate implicit in the lease. In cases where the implicit rate is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term. The Company depreciated the ROU assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the ROU assets or the end of the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

•	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended March 31, 2024 and 2023, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•	Related Parties

The Company follows the ASC Topic 850-10, Related Party (“ASC 850”) for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850, the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC Topic 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-35

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operations are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

F-36

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, amounts due from related parties, deposit, prepayments and other receivables, accounts payable, accrued liabilities and other payables and amounts due to related parties approximate at their fair values because of the short-term nature of these financial instruments.

•	Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the potential impact of ASU 2023-01 on its consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for annual periods beginning after December 15, 2024, on a retrospective basis, and early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2023-07 on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of the adoption of ASU 2024-02 on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and cash flows.

F-37

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 3 － GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

As of March 31, 2024, the Company suffered from recurring losses and a working capital deficit of $263,903 with accumulated deficit of $268,704. The Company has funded its operations primarily through its stockholders. The continuation of the Company as a going concern is dependent upon improving the profitability and the continued financial support from its stockholders. Management believes the existing stockholders will provide the additional cash to meet with the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE 4 － ACCOUNTS RECEIVABLE

	As of March 31,
	2024	2023
Accounts receivable, at cost:
Corporate clients	$838,334	$573,288
Payment gateway providers	136,991	5,285
	975,325	578,573
Less: allowance for expected credit losses	–	–
Accounts receivable, net	$975,325	$578,573

For the years ended March 31, 2024 and 2023, no allowance of expected credit losses was recognized, respectively. The Company has not experienced any significant bad debt or write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for expected credit losses, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

F-38

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 5 － PLANT AND EQUIPMENT, NET

Plant and equipment consisted of the following:

	As of March 31,
	2024	2023
As cost:
Leasehold improvements	$57,939	$58,402
Furniture and fixtures	7,110	7,088
Computer and office equipment	92,388	92,099
	157,437	157,589
Less: accumulated depreciation	(149,791)	(142,462)
Plant and equipment, net	$7,646	$15,127

Depreciation expense for the years ended March 31, 2024 and 2023 were $7,010 and $5,623, respectively.

NOTE 6 － BANK BORROWINGS

Bank borrowings comprised of the followings:

		Interest	As of March 31,
Bank borrowings, secured:	Maturity date	rate (p.a.)	2024	2023
Loan : HK$0.83 million	April 28, 2029	2.88%	$100,931	$105,742
Loan : HK$1.09 million	March 30, 2030	2.88%	133,536	139,311
Loan : HK$1.79 million	May 23, 2032	2.88%	228,762	228,046
Loan : HK$4.20 million	April 29, 2024	7.51%	517,556	527,476
Loan : HK$3.80 million	May 28, 2024	7.51%	485,640	229,320
Loan : HK$3.00 million	March 18, 2028	4.80%	383,400	–
			$1,849,825	$1,229,895

The Company obtained certain loans from several financial institutions in Hong Kong, in the aggregate principal amount of up to $1,880,385 (equal to HK$14.71 million). These loans bear annual interest at the bank prevailing rates ranging from 2.88% to 7.51%. The Company is subject to various financial covenants under certain loan agreements, which include repayment on-demand clause. Hence, all of these bank borrowings are reclassified as “current liabilities”.

F-39

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

Interest related to the bank borrowings was $114,244 and $52,203, for the years ended March 31, 2024 and 2023, respectively.

These banking facilities are guaranteed and secured, details of which are set out as follows:-

(a)	unlimited personal guaranteed by Mr. Cheung, the director of the Company

(b)	guaranteed by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, launched by The Hong Kong Mortgage Corporation Limited

As of March 31, 2024, the Company has fully complied with certain financial covenants pursuant to the facility letter issued by the banks.

NOTE 7 － SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of British Virgin Island on March 21, 2024, with authorized to issue one class of ordinary share. At the date of filing, the total number of ordinary shares which the Company is authorized to issue 50,000 ordinary shares, consisting of 1,000 ordinary shares issued and outstanding, at par value of US$1.

NOTE 8 － INCOME TAX EXPENSE

The provision for income tax expense consisted of the following:

	Years ended March 31,
	2024	2023

Current income tax	$628	$–
Deferred income tax	–	–

Income tax expense	$628	$–

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in Hong Kong and Taiwan that are subject to taxes in the jurisdictions in which it operates, as follows:

F-40

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

British Virgin Islands

OAC is incorporated in the British Virgin Islands and is not subject to taxation. In addition, upon payments of dividends by these entities to their shareholder, no British Virgin Islands withholding tax will be imposed.

Hong Kong

OLSL is operating in Hong Kong and is subject to the Hong Kong profits tax at the two-tiered income tax rates at the rate of 8.25% on the estimated assessable income up to HK$2,000,000 and 16.5% on any part of assessable income over HK$2,000,000 arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income tax expense for the years ended March 31, 2024 and 2023 are as follows:

	Years ended March 31,
	2024	2023

Income (loss) before income taxes	$36,991	$(5,901)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	6,104	(974)
Income not subject to taxes	(36)	(2,285)
Expenses not subject to tax deduction	–	423
Tax adjustment	(310)	(313)
Net operating loss	(4,502)	3,149
Tax holidays	(628)	–
Income tax expense	$628	$–

Taiwan

OLTW is registered as a foreign branch in Taiwan. A foreign branch is subject to the Taiwan Income Tax Law at a unified enterprise income tax rate of 20%, upon the threshold of taxable income exceeding NTD120,000. No provision for income tax is made, as OLTW has not generated any taxable income during the years ended March 31, 2024 and 2023.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended March 31, 2024 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2024.

F-41

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 9 － EMPLOYEE BENEFIT

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. For the years ended March 31, 2024 and 2023, the contribution to the defined contribution plans was approximately $20,292 and $19,856, respectively.

NOTE 10 － RELATED PARTY BALANCES AND TRANSACTIONS

Nature of relationships with related parties

Name of related party	Relationship with the Company
Mr. Cheung	Director and major shareholder of the Company
Ezy-Go International Trading Company Limited	Entity controlled by common shareholder

Related party balances consisted of the following:

		As of March 31,
Name	Nature	2024	2023

Mr. Cheung	Amount due from a director	$227,916	$413,878

Ezy-Go International Trading Company Limited	Accounts receivable, related party	$382,324	$–

The amount due from a director represented the temporary advances made by the Company, which is non-trade in nature. The amount is unsecured, interest-free and due on demand.

Accounts receivable represented the trade receivable from the related party for rendering of logistic services. The amount is unsecured, interest-free and 30 days’ credit term is granted.

In the ordinary course of business, during the years ended March 31, 2024 and 2023, the Company has involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

		For the years ended March 31,
Name	Nature	2024	2023

Ezy-Go International Trading Company Limited	Consulting fee income	$347,592	$–

Ezy-Go International Trading Company Limited	Service cost	$594,214	$–

Apart from the transactions and balances detailed above and elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

F-42

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 11 － CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(g)	Major customers

For the year ended March 31, 2024, there is one individual customer who accounted for 30.5% of the Company’s revenues amounting to $606,482.

For the year ended March 31, 2023, there is no individual customer, who accounted for 10% or more of the Company’s revenues.

The customer is located in Hong Kong.

(h)	Major vendors

For the year ended March 31, 2024, the individual vendor who accounted for 10% or more of the Company’s service cost and its outstanding payable balances at year-end dates, are presented as follows:

	Year ended March 31, 2024		As of March 31, 2024
Vendor	Service cost	Percentage of service cost	Accounts payable

Vendor A	$192,127	13.63%	$–
Vendor B	594,214	42.14%	–

	$786,341	55.77%	$–

For the year ended March 31, 2023, the individual vendor who accounted for 10% or more of the Company’s service costs and its outstanding payable balances at year-end dates, are presented as follows:

	Year ended March 31, 2023		As of March 31, 2023
Vendor	Service cost	Percentage of service cost	Accounts payable

Vendor A	$267,365	19.98%	$–

These vendors are mainly located in Hong Kong.

F-43

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

(i)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, restricted cash, and accounts receivable. Cash equivalents are maintained with high credit quality institutions in Hong Kong, the composition and maturities of which are regularly monitored by the management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (US$63,694) if the bank in Hong Kong with which an individual/a company holds its eligible deposit fails.

As of March 31, 2024, cash and cash equivalents of $425,152 was maintained at financial institutions in Hong Kong, of which approximately $302,958 was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for expected credit losses.

(j)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates.

The Company is exposed to interest rate risk primarily relates to the variable-rate bank borrowings and is mainly concentrated on the fluctuation of Hong Kong Prime Rate and HIBOR arising from the Company’s bank borrowings. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk. However, the management monitors interest rate exposure and will consider other necessary actions when significant interest rate exposure is anticipated.

The Company is also exposed to cash flow interest rate risk related to bank balances and cash held at financial institutions carried at the prevailing market rates and variable-rate bank borrowings.

(k)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(l)	Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

F-44

OLS APAC CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 12 － COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

The Company is a party to a Management Consultant Service Agreement, dated January 1, 2024, pursuant to which Dimbuy.com agreed to provide management consultant services (including customer service, administrative support, marketing and business development assistance and information technology support) and office space for a monthly fee of HKD 63,000 (approximately $8,051). This agreement expires December 31, 2024, with the option to renew for additional 12-month periods. Each party may terminate this agreement upon 30 days written notice.

The Company also has entered a new rent agreement for use of office space in Taiwan on May 15, 2024, with a monthly rent of $1,537, which will expire on May 15, 2025.

Apart from the commitments and contingencies detailed above and elsewhere in these accompanying consolidated financial statements, as of March 31, 2024, the Company did not have any significant commitments or contingencies involved.

NOTE 13 － SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2024, up to the date that the audited consolidated financial statements were available to be issued.

F-45

DH ENCHANTMENT, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024

(Unaudited)

	Historical ENMI	Historical APAC	Pro Forma Adjustments	Note	Pro Forma Condensed Combined

ASSETS
Current assets:
Cash and cash equivalents	$2,954	$343,849			$346,803
Accounts receivable	–	1,106,187			1,106,187
Inventories	615	–			615
Amount due from related parties	–	293,342			293,342
Income tax receivable	–	16,252			16,252
Deposits and prepayments	–	21,363			21,363

Total current assets	3,569	1,780,993			1,784,562

Non-current assets:
Plant and equipment, net	–	9,238			9,238

TOTAL ASSETS	$3,569	$1,790,231			$1,793,800

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$–	$744			$744
Accrued liabilities and other payables	143,438	10,241			153,679
Accrued marketing expenses	452,732	–			452,732
Deferred revenue	–	199,706			199,706
Bank borrowings	434	1,822,055			1,822,489
Amount due to a related party	206,825	–			206,825
Amount due to a director	84,546	–			84,546
Note payable, related party	133,557	–			133,557

Total liabilities	1,021,532	2,032,746			3,054,278

Stockholders’ deficit:
Series A Preferred stock	6,240	–			6,240
Series B Preferred stock	100	–			100
Common stock	831,310	–	20,000,000	(a)	20,831,310
Additional paid in capital	–	1,000			1,000
Accumulated other comprehensive income (loss)	(512)	17,815			17,303
Accumulated deficit	(1,855,101)	(261,330)	(20,000,000)	(a)	(22,116,431)

Total stockholders’ deficit	(1,017,963)	(242,515)			(1,260,478)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,569	$1,790,231			$1,793,800

F-46

DH ENCHANTMENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2024

(Unaudited)

	Historical ENMI	Historical APAC	Pro Forma Adjustment	Pro Forma Condensed Combined

Revenues, net	$–	$590,783		$590,783

Cost of revenue	–	(455,403)		(455,403)

Gross profit	–	135,380		135,380

Operating expenses:

General and administrative expenses	(38,431)	(96,735)		(135,166)

Total operating expenses	(38,431)	(96,735)		(135,166)

Other income (expenses)
Interest income	9	1,474		1,483
Interest expense	(2,717)	(34,195)		(36,912)
Sundry income	–	4,134		4,134

Total other expenses, net	(2,708)	(28,587)		(31,295)

(LOSS) INCOME BEFORE INCOME TAXES	(41,139)	10,058		(31,081)

Income tax expense	–	(2,684)		(2,684)

NET (LOSS) INCOME	$(41,139)	$7,374		$(33,765)

Net (loss) income per share	$(0.00)	$0.00		$(0.00)

Weighted average shares outstanding	831,310,013	20,000,000,000		20,831,310,013

F-47

DH ENCHANTMENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2024

(Unaudited)

	Historical ENMI	Historical APAC	Pro Forma Adjustment	Pro Forma Condensed Combined

Revenues, net	$686	$1,988,507		$1,989,193

Cost of revenue	(1,092)	(1,409,944)		(1,411,036)

Gross profit	(406)	578,563		578,157

Operating expenses:

General and administrative expenses	(144,833)	(580,043)		(724,876)

Total operating expenses	(144,833)	(580,043)		(724,876)

Other income (expenses)
Interest income	9	390		399
Interest expense	(10,923)	(114,244)		(125,167)
Sundry income	–	7,177		7,177

Total other expenses, net	(10,914)	(106,677)		(117,591)

LOSS BEFORE INCOME TAXES	(156,153)	(108,157)		(264,310)

Income tax expense	–	(628)		(628)

NET LOSS	$(156,153)	$(108,785)		$(264,938)

Net income per share	$(0.00)	$(0.00)		$(0.00)

Weighted average shares outstanding	831,310,013	20,000,000,000		20,831,310,013

F-48

DH ENCHANTMENT, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF JUNE 30, 2024

(Unaudited)

NOTE 1 – BACKGROUND

On March 29, 2024, DH Enchantment, Inc or the Company or ENMI entered into the Share Exchange Agreement with OLS APAC Corporation (collectively “OLS”) (the “Share Exchange”) for its 100% equity interest.

The consideration of the Share Exchange totaled approximately 20,000,000,000 shares of the Company’s common stock, at the par value of $0.001, equal to $20 million.

NOTE 2 – BASIS OF PRESENTATION

Because ENMI is a shell company, OLS will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, OLS is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of ENMI. Accordingly, the consolidated assets, liabilities and results of operations of OLS will become the historical financial statements of OLS, and ENMI’s assets, liabilities and results of operations will be consolidated with OLS beginning on the acquisition date. These pro forma financial statements are presented as a continuation of OLS.

The pro forma balance sheet as of June 30, 2024, is based on the historical financial statements of ENMI after giving effect to OLS’s acquisition of ENMI as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of June 30, 2024 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with ENMI’s historical financial statements included elsewhere on Form 10-Q for the three months ended June 30, 2024 and Form 10-K for the year ended March 31, 2024, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on April 1, 2023, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between ENMI and OLS since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on March 31, 2024 for the combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To reflect the issuance of 20,000,000,000 shares of common stock of ENMI for the acquisition of 100% of OLS outstanding capital stock

Dr.	Accumulated deficit	20,000,000
Cr.	Common stock	20,000,000

F-49

DH ENCHANTMENT, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF JUNE 30, 2024

(Unaudited)

NOTE 4 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the share exchange transaction has been computed as follows:

Net loss – for the three months ended June 30, 2024	$(33,765)

Net loss per share – Basic and diluted #	$(0.00)

Weighted average number of shares deemed issued and outstanding	20,831,310,013

# less than $0.001

F-50